Exhibit 10.1

UAP RETIREMENT INCOME SAVINGS PLAN

Effective November 24, 2003

i

UAP RETIREMENT INCOME SAVINGS PLAN

The Sponsoring Employer established the Plan effective November 24, 2003. The Plan and the Trust Fund are intended to comply with the provisions of the Code and ERISA, to qualify as a profit sharing plan for all purposes of the Code, and to provide a cash or deferred arrangement that is qualified under Code § 401(k).

ARTICLE I

DEFINITIONS

1.01 “Accounting Year” initially means the period beginning on November 24, 2003 and ending on December 31, 2003, and thereafter means the period beginning January 1 of each year and ending the following December 31.

1.02 “Accounts” means a Participant’s Pre-Tax Contribution Account, After-Tax Contribution Account, Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, Employer Transition Contribution Account and Transfer Account. Subaccounts may be established within any Account as are necessary for proper administration of the Plan.

1.03 “After-Tax Contribution Account” means the account established for a Participant to which shall be credited (i) the amount of his After-Tax Contributions and (ii) the account’s proportionate share of any net investment gains. From the account, its proportionate share of any net investment losses and any benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his After-Tax Contribution Account shall be nonforfeitable.

1.04 “After-Tax Contributions” means the contributions made by the Participant which are not considered “elective deferrals” as described in Code § 402(g)(3).

1.05 “Affiliate” means any corporation which is a member of a controlled group of corporations (as defined in Code § 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code §414(c) of the Code) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code § 414(m)) which includes an Employer; or any other entity required to be aggregated with an Employer pursuant to regulations under Code § 414(o).

1.06 “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or other form.

1.07 “Beneficiary” means the person or persons to whom the share of a deceased Participant’s Accounts are payable.

1.08 “Board of Directors” means the Board of Directors of the Sponsoring Employer.

1.09 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.10 “Committee” means the United Agri Products, Inc. Employee Benefits Committee.

1.11 “Compensation” means a Participant’s earnings paid by an Employer for an Accounting Year: (a) including Pre-Tax Contributions and Catch-up Contributions to this Plan, overtime, commissions and bonuses (other than sign-on bonuses and referral bonuses), and amounts excluded from the Participant’s gross income pursuant to Code § 125 or § 132(f)(4), and (b) excluding Matching Contributions to this Plan, sign-on bonuses, referral bonuses, gains from the exercise of stock options, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, and any amounts received by the Participant under any unfunded nonqualified deferred compensation plan or program. No amount in excess of the applicable dollar limit under Code § 401(a)(17) for any Accounting Year shall be treated as Compensation for purposes of this Plan. Effective for Accounting Years beginning on or after January 1, 2002, the applicable dollar limit is $200,000, as adjusted.

1.12 “Date of Transfer” means the date the Prior Plan Participants’ accounts under the Prior Plan are transferred to this Plan.

1.13 “Effective Date” means November 24, 2003.

1.14 “Eligible Employee” means an Employee of an Employer, but excluding:

(1)	Any Employee of a foreign subsidiary if the Employee is not a citizen of the United States, except, however, that an Employee of a foreign subsidiary within the meaning of Code § 1563(a) shall be an Eligible Employee if he is employed within the United States and his Compensation is paid in United States dollars, regardless of whether or not he is a citizen of the United States;

(2)	Any Employee of a foreign subsidiary if contributions under a funded plan of deferred compensation are provided by any person or corporation, other than an Employer, with respect to the remuneration paid to the Employee by the foreign subsidiary;

(3)	Any Employee whose conditions of employment are subject to the terms of a collective bargaining agreement, unless the collective bargaining agreement provides to the contrary;

(4)	Any Employee employed in an employment classification under which the Employee is regularly scheduled to work less than 1,000 hours per calendar year, provided such Employee does in fact work less than 1,000 hours during each calendar year of employment; and

(5)	Any Employee who is classified by the Employer as a temporary employee.

Greenville Union Employees shall be Eligible Employees.

1.15 “Employee” means an individual who performs services for the Employer as a common-law employee and who is included in a group of common-law employees that an Employer has designated to be covered by the Plan, excluding any “leased employee” as defined in Code § 414(n)(2). Should any former “leased employee” of an Employer or Affiliate become an Eligible Employee, his period of employment while a “leased employee” shall be taken into account in determining his years of Service. Notwithstanding any other provision of this Plan, individuals who are not contemporaneously classified as employees of the Employer for purposes of the Employer’s payroll system (including, without limitation, individuals employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms whether or not deemed to be “common law” employees or “leased employees” within the meaning of Code § 414(n)) are not considered to be Employees of the Employer and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees for any purpose, including without limitation, common law or statutory employees, by any action of any third party, including without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation hereunder. The term “Employee” shall include any Employee who is on a leave of absence approved by his Employer, including a leave of absence pursuant to the terms of the Family and Medical Leave Act of 1993 (“FMLA”), unless the Employee on leave provides notice to the Employer of an intent not to return to work at the end of the leave. A “leased employee” is an individual who, pursuant to an agreement between the Employer and a leasing organization, performs services for the Employer for at least 1,500 hours during the 12-month period and such services are performed under the primary direction and control of the Employer.

1.16 “Employer” means each entity, including the Sponsoring Employer, whose Eligible Employees are eligible to participate in the Plan.

1.17 “Employer Performance Contribution” means the Employer contribution described in Section 3.02(c).

1.18 “Employer Performance Contribution Account” means the account established on behalf of a Participant to which shall be credited (i) the amount allocated to the Participant as an Employer Performance Contribution, and (ii) the account’s proportionate share of any net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his Employer Performance Contribution Account shall be vested in accordance with the schedule set forth in Section 5.02(b). Subaccounts may be established within the Employer Performance Contribution Account as are necessary for the proper administration of the Plan.

1.19 “Employer Retirement Contribution” means the Employer contribution described in Section 3.02(b).

1.20 “Employer Retirement Contribution Account” means the account established on behalf of a Participant to which shall be credited (i) the amount allocated to the Participant as an Employer Retirement Contribution, and (ii) the account’s proportionate share of any net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his Employer Retirement Contribution Account shall be vested in accordance with the schedule set forth in Section 5.02(b). Subaccounts may be established within the Employer Retirement Contribution Account as are necessary for the proper administration of the Plan.

1.21 “Employer Transition Contribution” means the Employer contribution described in Section 3.02(d).

1.22 “Employer Transition Contribution Account” means the account established on behalf of a Participant to which shall be credited (i) the amount allocated to the Participant as an Employer Transition Contribution, and (ii) the account’s proportionate share of any net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his Employer Transition Contribution Account shall be vested in accordance with the schedule set forth in Section 5.02(b). Subaccounts may be established within the Employer Transition Contribution Account as are necessary for the proper administration of the Plan.

1.23 “Employment Date” means the date an Employee first performs an hour of service for an Employer or Affiliate. Notwithstanding the foregoing, the Employment Date of an Employee who is employed by an Employer on the date the Employer becomes an Employer shall be established by the Sponsoring Employer. The Employment Date of an Employee who is employed by an Employer on the date the Employer is merged with or acquired by an Employer or Affiliate shall be the date of the merger or acquisition, or the earlier date as established by the Sponsoring Employer. A Prior Plan Participant’s Employment Date shall be his Employment Date as determined under the Prior Plan.

1.24 “Entry Date” means, with respect to Prior Plan Participants, November 24, 2003, and with respect to any other Eligible Employee shall mean the Employment Date with the Employer.

1.25 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.26 “Excluded Employees” means those Employees who Employee Identification Numbers are 3000028, 3010021, 1004488, 1004750, 3004479, 1026037, 3011487, 1088161, 1015623, or 1063738 and who are not entitled to any Employer Contributions under Section 3.02 except for Matching Contributions described in Section 3.02(a).

1.27 “Fiscal Year” means the Sponsoring Employer’s financial accounting year based upon a 52 to 53 week accounting year ending on the last Sunday of May and commencing on the next day.

1.28 “Forfeiture” means the portion of a Participant’s Account which is forfeited pursuant to the Plan. Forfeitures shall first be applied to restore any amounts required to be restored and thereafter to reduce the obligation of the Employer to make contributions to the Plan and to pay Plan expenses (unless paid by the Employer).

1.29 “Greenville Union Employees” means Employees covered by the collective bargaining agreement between Platte Chemical Company and the Union of Operating Engineers Local 624.

1.30 “Highly Compensated Employee” shall have the same meaning as defined in Code § 414(q), including any Employee of an Employer or Affiliate who:

(a)	Was a 5% (or greater) owner of an Employer or any Affiliate of an Employer (as defined in Code § 416(i)) in the current or preceding Accounting Year; or

(b)	Received more than $80,000 (as such amount may be adjusted by the Secretary of the Treasury as authorized by the Code) in compensation in the preceding Accounting Year.

For purposes of this Section, the term “compensation” means Section 415 Compensation.

1.31 “Investment Fund” means any investment fund offered by the Plan.

1.32 “Matching Contribution Account” means the account established on behalf of a Participant to which shall be credited (i) the amount allocated to the Participant as a Matching Contribution, and (ii) the account’s proportionate share of any net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his Matching Contribution Account shall be vested in accordance with the schedule set forth in Section 5.02(b). Subaccounts may be established within the Matching Contribution Account as are necessary for proper administration of the Plan.

1.33 “Matching Contributions” means the Employer contributions described in Section 3.02(a).

1.34 “Nondiscrimination Compensation” means, for each Participant, that portion of his total compensation for the Accounting Year earned while a Participant which would be nondiscriminatory within the meaning of Code § 414(s). The Plan Administrator may determine the Nondiscrimination Compensation of each Participant from year to year for purposes of performing the mathematical nondiscrimination tests described in Sections 3.06 and 3.07 and the determination shall be made consistently among all Participants to the extent required by Code § 414(s).

1.35 “Non-Highly Compensated Employee” means an employee of an Employer or Affiliate who is not a Highly Compensated Employee.

1.36 “Normal Retirement Age” means age 65. Upon a Participant’s attainment of Normal Retirement Age while employed by an Employer or Affiliate, the entire amount of the Participant’s Account shall be nonforfeitable.

1.37 “Officer” means an Employee who is described as an officer in § 240.16a-1(f) of the Code of Federal Regulations or any subsequent law or registration of similar import.

1.38 “Participant” means an Eligible Employee who has satisfied the requirements set forth in Article II for participation hereunder and either has enrolled in the Plan or is deemed to be a Participant under Section 3.01 or a former Eligible Employee with an Account in the Plan.

1.39 “Plan” means this instrument and all amendments. The name of the Plan is UAP Retirement Income Savings Plan (formerly “United Agri Products, Inc. Retirement Income Savings Plan”).

1.40 “Plan Administrator” means the Committee.

1.41 “Pre-Tax Contribution Account” means the account established on behalf of a Participant to which shall be credited (i) the amount of his Pre-Tax Contributions; and (ii) the account’s proportionate share of net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his Pre-Tax Contribution Account shall be nonforfeitable.

1.42 “Pre-Tax Contributions” means the contributions made by a Participant which are considered “elective deferrals” as described in Code § 402(g)(3).

1.43 “Prior Plan” means the ConAgra Foods Retirement Income Savings Plan, as amended and restated January 1, 2002.

1.44 “Prior Plan Participant” means a Participant who was employed by United Agri Products, Inc. or an Affiliate thereof on November 23, 2003 and was eligible to participate in the Prior Plan on November 23, 2003.

1.45 “QNEC” or “Qualified Nonelective Employer Contributions” has the meaning assigned to it by Section 3.08.

1.46 “QNEC/QMAC Account” means the account established on behalf of a Participant to which shall be credited (i) the amount of his QMACs; (ii) the amount of the Participant’s QNECs, and (iii) the account’s proportionate share of net investment gains. From the account, its proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Participant’s interest in his QNEC/QMAC Account shall be nonforfeitable.

1.47 “QMAC” or “Qualified Matching Contributions” shall have the meaning assigned to it by Section 3.08.

1.48 “Reemployment Date” means the date on which an Employee first performs an hour of service for the Employer following the Employee’s Termination of Employment.

1.49 “Required Beginning Date” means, if a Participant is not a 5% owner, the April 1 following the close of the calendar year in which the Participant attains age 70½ or retires, if later. If a Participant is a 5% owner, Required Beginning Date shall mean the April 1 following the close of the calendar year in which the Participant attains age 70½. A Participant is a 5% owner if he or she owns, after applying the stock attribution rules of Code § 318, more than 5% of (1) the outstanding stock of the Employer, (2) the total combined voting power of all stock of the Employer, or (3) the capital or profits interest in the Employer, at any time during the Plan Year ending with or within the calendar year in which the 5% owner attains age 70½.

1.50 “Rollover Account” means an account established on behalf of an Eligible Employee to which shall be credited (i) the value of amounts rolled over into this Plan pursuant to Section 3.09; and (ii) the account’s proportionate share of net investment gains. The Rollover Account’s proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted from the Rollover Account. The Employee’s interest in his Rollover Account shall be nonforfeitable.

1.51 “Section 415 Compensation” means, for each limitation year beginning on or after January 1, 1987, the Employee’s earned income, wages, salaries, fees for professional service, commissions paid to salesmen, compensation based on a percentage of profits, bonuses and other amounts received for personal services actually rendered in the course of employment, and including any elective deferrals as defined in Code § 402(g)(3) and any amount which is contributed or deferred by an Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code §§ 125 or 457, and any elective amounts that are not includable in gross income by reason of Code § 132(f)(4), and excluding the following:

(i)	Employer contributions to a plan of a deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of the Employee to a “simplified employee pension plan” to the extent such contributions are deductible under Code § 219(b)(7), and distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

(ii)	Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)	Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee).

In the alternative, the Plan Administrator may determine the Employee’s compensation on the basis of either (i) his wages subject to federal income tax withholding or (ii) wages subject to federal income tax withholding plus payments which an Employer is required to report under Code §§ 6041(d) and 6051(a) (3), excluding moving expense reimbursements which the Employee may deduct under Code §§ 217.

1.52 “Service” means the period, in years and days, for which an Employee is given credit for the purpose of determining his eligibility for benefits or vesting. As of any date, an Employee’s Service shall be equal to the period determined under Section 1.47(a) subject to the provisions of Section 1.47(b), Section 1.47(c), Section 1.47(d), Section 1.47(e), and Section 1.47(f).

(a)	The period commencing on the Employee’s Employment Date or, if applicable, Reemployment Date and ending on the date of his Termination of Employment. For the period prior to November 24, 2003, the Service of a Prior Plan Participant shall be equal to his “Service” under the Prior Plan as of November 23, 2003.

(b)	If an Employee has a Termination of Employment and is subsequently reemployed by an Employer or Affiliate prior to receiving benefits from the Plan, the following shall apply:

(i)	If the Employee’s Termination of Employment was due to retirement, quit or discharge and his Termination Period is less than 12 months, the Service he had at the date of his Termination of Employment shall be reinstated as of his Reemployment Date and his Service shall include his Termination Period and he shall accrue additional Service beginning as of his Reemployment Date.

(ii)	If the Employee’s Termination of Employment was due to a retirement, quit or discharge during an absence from employment of 12 months or less that was for any reason other than a retirement, quit or discharge, and his Termination Period ends less than 12 months after the date on which he was first absent from employment, the Service he had at the date of his Termination of Employment shall be reinstated as of his Reemployment Date and his Service shall include his Termination Period and he shall accrue additional Service beginning as of his Reemployment Date.

(iii)	If at his Termination of Employment, the Employee was vested as to any portion of a Plan Account, other than a Rollover or Transfer Account, the Service he had at the date of his Termination of Employment shall be reinstated as of his Reemployment Date and he shall accrue additional Service beginning as of his Reemployment Date.

(iv)	If (i), (ii) or (iii) above are not applicable, the Employee’s Service as of the date of his Termination of Employment shall be reinstated as of his Reemployment

Date if his Termination Period is less than the greater of 5 years or his Service as of his Termination of Employment, and such Employee shall accrue additional Service beginning as of his Reemployment Date. In any other case, the Employee’s Service shall be based only on the period beginning on his Reemployment Date.

Solely for the purposes of this Section 1.36(b)(iv), an Employee’s Termination of Employment shall be 24 months after the commencement of an absence from work which begins on or, due to the:

(1)	pregnancy of the Employee;

(2)	birth of a child of the Employee;

(3)	placement of a child for adoption with the Employee; or

(4)	care by the Employee of a child immediately following such birth or placement.

The Employee may be required to demonstrate to the satisfaction of the Plan Administrator that the absence was due to one of the causes described above and the number of days for which there was such an absence.

(c)	If an Employee who has had a Termination of Employment is subsequently reemployed by an Employer or Affiliate after receiving benefits from the Plan, the following shall apply:

(i)	The Service he had at the date of his Termination of Employment shall be reinstated as of his Reemployment Date; or

(ii)	If the Employee’s Termination Period is less than 12 months, his Service shall include his Termination Period.

(d)	Service shall include employment with an Affiliate while such employer is an Affiliate.

(e)	An Employee’s Service shall not include any period that was excluded under the terms of any applicable Prior Plan for purposes of determining his nonforfeitable accrued benefit attributable to employer contributions under such Prior Plan.

(f)	Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u).

1.53 “Sponsoring Employer” means United Agri Products, Inc. a Delaware corporation.

1.54 “Spouse” means the legally married opposite sex husband or wife of a Participant at the earlier of (i) the Annuity Starting Date of benefits to the Participant under the Plan, or (ii) the date of the Participant’s death. To the extent required by a “qualified domestic relations order,” as defined in Code § 414(p), the term Spouse shall include the former opposite sex husband or wife of the Participant.

1.55 “Termination of Employment” means the earliest to occur of the following:

(a)	The date an Employee retires, quits, is discharged or dies.

(b)	If an Employee does not return from a leave of absence granted by an Employer or Affiliate upon or prior to the expiration of the leave the earlier of:

(i)	the date on which the leave of absence expired; or

(ii)	the first anniversary of the date the leave of absence began.

(c)	If the Employee does not return from a leave of absence due to military service in the Armed Forces of the United States within the period required under federal law pertaining to veterans’ reemployment rights:

(i)	the date the Employee died or became Totally and Permanently Disabled, if death (or disability) is the reason the Employee does not return from the military leave; otherwise

(ii)	the earlier of the date the Employee is released from military service or the first anniversary of the date the military leave began.

(d)	The first anniversary of an absence from employment for any reason other than those described in (a), (b) and (c) above such as sickness, disability or layoff.

A Termination of Employment will not occur because of the transfer of an Employee between two Employers or between an Employer and an Affiliate.

1.56 “Termination Period” means a period commencing on the date of an Employee’s Termination of Employment and ending on his subsequent Reemployment Date.

1.57 “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing gainful occupation and which condition constitutes total disability under the United Agri Products, Inc. Long-Term Disability Plan.

1.58 “Transfer Account” means an account established on behalf of an Eligible Employee to which shall be credited (i) the value of amounts transferred to this Plan pursuant to Section 3.10, and (ii) the account’s proportionate share of net investment gains. From the account, the account’s proportionate share of net investment losses, and benefit payments, withdrawals or other disbursements shall be deducted. The Employee’s interest in his Transfer Account shall be nonforfeitable. Subaccounts may be established within the Transfer Account as are necessary for proper administration of the Plan. Any Rollover Contribution accounts held by the Prior Plan and transferred from the Prior Plan to the Plan shall be allocated to the Eligible Employee’s Rollover Account instead of the Transfer Account.

1.59 “Trust Agreement” means the trust agreement between United Agri Products, Inc. and Fidelity Management Trust Co., dated as of November 24, 2003, or any successor agreement thereto.

1.60 “Trustee” means the person or persons named as trustee or trustees in the Trust Agreement or any successor Trustee(s).

1.61 “Trust Fund” means the assets of the Plan and Trust.

1.62 “UAPH” means UAP Holding Corp.

1.63 “UAPH Stock” means common stock of the Sponsoring Employer’s parent company, UAP Holding Corp., $0.001 par value per share.

1.64 “Valuation Date” means any business day of the year that the New York Stock Exchange is open, or such other dates as the Plan Administrator, in its discretion, designates as Valuation Dates.

* * * End of Article I * * *

ARTICLE II

PARTICIPATION

2.01 Eligibility to Participate. Each Eligible Employee shall become a Participant in this Plan upon satisfying the requirements set forth in this Section.

(a)	Prior Plan Participants. Each Eligible Employee who was employed by United Agri Products, Inc. on November 23, 2003 and was eligible to participate in the Prior Plan on November 23, 2003 shall automatically become a Participant in this Plan as of November 24, 2003. Each such Participant shall be eligible to make Pre-Tax Contributions and After-Tax Contributions in accordance with Section 3.01.

(b)	Future Participants. Any Eligible Employee of an Employer (other than a Greenville Union Employee) who was not a Participant in the Prior Plan, shall become eligible to make Pre-Tax Contributions and After-Tax Contributions in accordance with Section 3.01 as of his Employment Date with the Employer. Prior to March 29, 2004, a Greenville Union Employee became a Participant as of the first Entry Date coincident with or immediately following his completion of one year of Service. Effective as of March 29, 2004, a Greenville Union Employee who is an Eligible Employee shall become eligible to make Pre-tax Contributions as of the individual’s Employment Date with the Employer.

(c)	Participation upon Reemployment of a Former Employee. An Eligible Employee who terminates employment as an Eligible Employee and later resumes employment with an Employer as an Eligible Employee shall be eligible to reenter the Plan on the Eligible Employee’s Reemployment Date.

2.02 Transfer of Employment/Change of Employment Classification. The effect under this Plan of a transfer of employment between an Employer and an Affiliate, or a change of employment classification with an Employer, shall be as set forth in Section 2.02(a) or Section 2.02(b), whichever is applicable:

(a)	If the change in employment classification or transfer of employment is such that a Participant is no longer an Eligible Employee, but the Participant remains an employee of an Employer or Affiliate, then:

(i)	while not an Eligible Employee the inactive Participant shall not be entitled to make Pre-Tax Contributions or After-Tax Contributions nor shall the Employee be eligible for Employer Retirement, Performance and Transition Contributions with respect to Compensation earned as an ineligible Employee.

(ii)	such inactive Participant shall continue to earn Service;

(iii)	such inactive Participant’s Accounts shall continue to be held by the Plan and shall be adjusted in the manner described in Section 4.04, as long as the Participant is employed by an Employer or Affiliate; and

(iv)	such inactive Participant shall remain eligible to make in-service withdrawals under the conditions described in Section 5.07.

Upon an inactive Participant’s return to status as an Eligible Employee, the Participant shall again become eligible to make Pre-Tax Contributions and After-Tax Contributions to the Plan on the date the Participant again becomes an Eligible Employee, and shall be eligible for any Employer Retirement, Performance and Transition Contributions with respect to the Participant’s Compensation earned while an Eligible Employee.

(b)	If the transfer of employment or change in employment classification is such that an individual who was not an Eligible Employee, but who was employed by an Employer or Affiliate, becomes an Eligible Employee then:

(i)	the individual shall become a Participant on the date the individual first becomes an Eligible Employee and shall be eligible for any applicable Employer Retirement, Performance and Transition Contribution with respect to Compensation earned as an Eligible Employee; and

(ii)	the individual shall be credited with years of Service based on the individual’s employment both as an employee of an Affiliate and as an Employee of an Employer.

* * * End of Article II * * *

ARTICLE III

CONTRIBUTIONS

3.01 Employee Contributions. Each Eligible Employee may specify, under the enrollment procedures established by the Plan Administrator, at the time the Eligible Employee becomes eligible to participate in the Plan, the rate of Pre-Tax Contributions and After-Tax Contributions the Eligible Employee wants to make, by payroll deduction in accordance with Section 3.01(a), (b) and (c). Employee contributions shall be transmitted by the Employer to the Trustee as soon as reasonably practicable after each withholding (but in no event later than the 15th business day of the month following the month in which such withholding was made). With respect to Eligible Employees (other than Greenville Union Employees) who first become eligible to participate in the Plan on or after April 1, 2004, Eligible Employees shall be provided with information about automatic enrollment in the Plan upon their initial eligibility. Unless such Eligible Employee (other than a Greenville Union Employee) declines participation or elects an alternative contribution rate in a timely manner, the Eligible Employee (other than a Greenville Union Employee) shall be automatically enrolled in the Plan and shall initially participate by making Pre-tax Contributions at the rate of 3% of Compensation.

(a)	Pre-Tax Contributions.

(i)	Participants (Other than Greenville Union Employees). Prior to July 1, 2004, for each Accounting Year, a Participant who is not a Highly Compensated Employee and who is not a Greenville Union Employee may make Pre-Tax Contributions of not less than 1% nor more than 16% of the Participant’s Compensation for the Accounting Year in 1% increments; provided, however, in no event shall the sum of such Participant’s Pre-Tax Contributions and After-Tax Contributions exceed 16% of his Compensation for the Accounting Year. Prior to July 1, 2004, for each Accounting Year, a Participant who is a Highly Compensated Employee and who is not a Greenville Union Employee may make Pre-Tax Contributions of not less than 1% nor more than 10% of the Participant’s Compensation for the Accounting Year in 1% increments; provided, however, in no event shall the sum of such Participant’s Pre-Tax Contributions and After-Tax Contributions exceed 16% of the Participant’s Compensation for the Accounting Year.

Effective July 1, 2004, a Participant who is not a Greenville Union Employee may make Pre-Tax Contributions of not less than 1% nor more than 75% of the Participant’s Compensation for the Accounting Year in 1% increments. Such contributions shall be contributed to the Participant’s Pre-Tax Contribution Account.

Notwithstanding the foregoing, a Prior Plan Participant shall be deemed to have elected to make initial Pre-Tax Contributions in the same percentage increments as the Participant had elected to make Pre-tax Contributions under the Prior Plan as of November 23, 2003.

(ii)	Participants Who are Greenville Union Employees. Prior to July 1, 2004, for each Accounting Year, a Participant who is a Greenville Union Employee may make Pre-Tax Contributions of not less than 2% nor more than 10% of his

Compensation for the Accounting Year in 1% increments. Effective July 1, 2004, a Participant who is a Greenville Union Employee may make Pre-Tax Contributions of not less than 1% nor more than 75% of the Participant’s Compensation for the Accounting Year in 1% increments. Such contributions shall be contributed to the Participant’s Pre-Tax Contribution Account.

Notwithstanding the foregoing, a Prior Plan Participant shall be deemed to have elected to make initial Pre-Tax Contributions in the same percentage increments as the Participant had elected to make Pre-tax Contributions under the Prior Plan as of November 23, 2003.

(b)	After-Tax Contributions. For each Accounting Year, a Participant who is not a Greenville Union Employee may make After-Tax Contributions of not less than 1% nor more than 10% of the Participant’s Compensation for the Accounting Year in 1% increments; provided, however, in no event shall the sum of a Participant’s Pre-Tax Contributions and After-Tax Contributions exceed 16% of the Participant’s Compensation for the Accounting Year. Notwithstanding any provision of this Section to the contrary, a Participant whose Pre-Tax Contribution election for an Accounting Year exceeds the annual limit described in Section 3.04 may elect to have the excess contributed to the Plan as an After-Tax Contribution; provided, however, in no event shall the Participant’s total After-Tax Contributions for the Accounting Year exceed 10% of the Participant’s Compensation for the Accounting Year or shall the sum of a Participant’s Pre-Tax Contributions and After-Tax Contributions exceed 16% of the Participant’s Compensation for the Accounting Year. Such contributions shall be contributed to the Participant’s After-Tax Contribution Account.

Notwithstanding the foregoing, a Prior Plan Participant shall be deemed to have elected to make After-Tax Contributions in the same percentage increments as the Participant had elected to make After-tax Contributions under the Prior Plan as of November 23, 2003. Notwithstanding the foregoing, no After-Tax Contributions may be contributed to the Plan by a Participant on or after July 1, 2004.

(c)	Catch-up Contributions. All Eligible Employees who have attained age 50 before the close of the Accounting Year shall be eligible to make Catch-up Contributions in accordance with, and subject to, the limitations of Code § 414(v), and in accordance with and subject to administrative requirements of the Sponsoring Employer as may be in effect from time to time. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§ 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code §§ 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by the reason of making Catch-up Contributions. No Employer Matching Contributions shall be made with respect to amounts elected to be contributed as Catch-up Contributions by the Participant.

(d)	Change of Contributions. A Participant may at any time change the rate of the Participant’s Pre-Tax Contributions, After-Tax Contributions, and Catch-up Contributions within the limitations of this Article. Such change will be effective as soon as administratively practicable after the request for the changes is made. Such changes may be made electronically. A change in rate includes an election to suspend all of a

Participant’s contributions. Notwithstanding the foregoing, no changes in the rates of Pre-Tax Contributions or After-Tax Contributions shall be permitted prior to February 1, 2004.

3.02 Employer Contributions.

(a)	Matching Contributions. With respect to each payroll period, the Employer shall make Matching Contributions equal to 50% (66 2/3% for Pre-tax Contributions and After-tax Contributions made after March 29, 2004) of each eligible Participant’s Pre-Tax Contributions (excluding Catch-up Contributions) and After-Tax Contributions up to 6% of his Compensation for such payroll period. Matching Contributions for an Accounting Year shall be paid to the Trustee on or before the due date (with extensions granted) of the Employers’ federal income tax return for the taxable year for which such contributions are made. Matching Contributions shall be contributed to the Participant’s Matching Contribution Account.

(b)	Employer Retirement Contributions. The Employer shall make Employer Retirement Contributions for Eligible Employees (other than Excluded Employees) in such amount as it shall determine in its sole discretion. The Employer Retirement Contribution shall be allocated by the Plan Administrator, promptly after such contribution shall have been made, to the Employer Retirement Contribution Accounts of all Participants (other than Excluded Employees) who are either Employees on the last day of the Accounting Year or who were Employees during the Accounting Year but who are on layoff status as of the last day of the Accounting Year or who had died or terminated employment with the Employer after reaching age 65 during the Accounting Year, in proportion to the ratio that the Participant’s Compensation for such Accounting Year earned as an Eligible Employee bears to such total Compensation for such Accounting Year for all such Participants. The Employer Retirement Contributions for an Accounting Year shall be paid to the Trustee on or before the due date (with extensions granted) of the Employers’ federal income tax return for the Fiscal Year in which such Accounting Year ends.

(c)	Employer Performance Contributions. The Employer shall make Employer Performance Contributions for Eligible Employees (other than Excluded Employees and Greenville Union Employees) in such amount as it shall determine in its sole discretion. The Employer Performance Contribution shall be allocated by the Plan Administrator, promptly after such contribution shall have been made, to the Employer Performance Contribution Accounts of all Participants (other than Excluded Employees and Greenville Union Employees) who are either Employees on the last day of the Accounting Year or who were Employees during the Accounting Year but who are on layoff status as of the last day of the Accounting Year or who had died or terminated employment with the Employer during the Accounting Year after reaching age 65, in proportion to the ratio that the Participant’s Compensation for such Accounting Year earned as an Eligible Employee bears to such total Compensation for such Accounting Year for all such eligible Participants. The Employer Performance Contributions for an Accounting Year shall be paid to the Trustee on or before the due date (with extensions granted) of the Employers’ federal income tax return for the Fiscal Year in which such Accounting Year ends.

(d)	Employer Transition Contributions. In each Accounting Year ending on or after December 31, 2004 and on or before December 31, 2008, the Employer shall make Employer Transition Contributions to the Employer Transition Contribution Accounts of each Prior Plan Participant (other than Excluded Employees) who (i) had attained age 50 and had been credited with at least 10 years of vesting service under the Prior Plan as of November 23, 2003, and (ii) is an Employee as of the last day of the Accounting Year (including those who were Eligible Employees during the Accounting Year but who as of the last day of the Accounting Year were on layoff status or who terminated employment with the Employer after reaching age 65 or died while employed by the Employer during the Accounting Year). The amount of the Employer Transition Contribution for each eligible participant shall be equal to a percentage of the Participant’s Compensation earned as an Eligible Employee during the Accounting Year, where such percentage is determined based upon the Participant’s years of vesting service in the Prior Plan as of November 23, 2003 (as determined under the Prior Plan), as follows:

Prior Plan Vesting Service as of November 23, 2003	Annual Contribution as a Percentage of Accounting Year Compensation earned as an Eligible Employee
10-14 Years of Vesting Service	2%
15-19 Years of Vesting Service	4%
20 or more Years of Vesting Service	7%

No Employer Transition Contributions shall be made to the Plan for any Accounting Year ending after December 31, 2008. The Employer Transition Contributions for an Accounting Year shall be paid to the Trustee on or before the due date (with extensions granted) of the Employers’ federal income tax return for the Fiscal Year in which such Accounting Year ends.

(e)	QNECs and QMACs. The Employer may make QNECs to the Plan or treat matching contributions as QMACs to enable the Plan to satisfy the ADP and ACP Tests described in Sections 3.06 and 3.07. If the Employer elects to make QNECs or treat matching contributions as QMACs, QNECs shall be allocated to the QNEC/QMAC Accounts of all Non-Highly Compensated Employees, based on each Participant’s Compensation earned as an Eligible Employee during the Accounting Year.

3.03 Maximum Deductible Contributions. The contributions of the Employers shall be subject to the following limitations:

(a)	In no event shall an Employer be obligated to make a contribution for an Accounting Year in excess of the maximum amount deductible under Code § 404(a)(3)(A); and

(b)	The contributions made to the Plan by an Employer are conditioned upon the contributions being deductible under Code § 404 and there being no good faith mistake of fact in making the contribution. If a deduction for federal income tax purposes is disallowed under Code § 404, the Employer shall withdraw any such disallowed contribution within one year of receipt by the Employer of a notice of the disallowance of a claimed deduction. If within one year of making a contribution, it is discovered a good faith mistake of fact was made, the Employer shall withdraw the portion of the contribution attributable to the mistake within one year of the contribution. If the Employer cannot withdraw a contribution, such amount shall be applied to reduce its Matching Contribution for the next Accounting Year for which the Employer makes contributions.

3.04 Limitation on Pre-Tax Contributions. Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant’s Pre-Tax Contributions (when combined with other elective deferrals as defined under Code § 402(g)(3) made by the Participant under all other plans, contracts or arrangements of the Employers and their Affiliates), exceed $11,000 in a calendar year (or such other amount resulting from adjustments under Code § 415(d)) and Code § 414(v).

The Sponsoring Employer will monitor each Participant’s Pre-Tax Contributions throughout the year and may, as necessary, reduce a Participant’s Pre-Tax Contributions if it appears the applicable annual dollar limit will be exceeded. If it is determined that the Participant has exceeded the limit set forth in this Section for a calendar year, the excess amount and any actual income allocable to such excess amount through the date of distribution shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess deferral occurred. Matching Contributions attributable to excess Pre-Tax Contributions with the actual income allocable to such Matching Contributions through the date of distribution shall be withdrawn from the affected Participants’ Accounts and applied as Forfeitures. The return of Pre-Tax Contributions and withdrawal of Matching Contributions and income shall be accomplished by a reduction of the affected Participants’ investments in the Plan’s Investment Funds in the manner determined by the Plan Administrator. A distribution shall be made during the same calendar year in which the excess Pre-Tax Contributions were made, only if (i) the Participant and the Plan designate the distribution as a distribution of an excess deferral, and (ii) the distribution is made after the date on which the Plan received the excess deferral. Even though withdrawn, excess Pre-Tax Contributions of Highly Compensated Employees shall continue to be considered as Pre-Tax Contributions for purposes of determining the average deferral percentage under Section 3.06.

3.05 Limitation on Total Contributions. Notwithstanding any other Plan provisions to the contrary, except for contributions to a Rollover Account or Transfer Account, the total Annual Additions to a Participant’s Account in this Plan and any other defined contribution plan of the Employer and Affiliates for any limitation year (which is a calendar year for purposes of this Plan) shall not exceed the lesser of (i) $40,000, as adjusted pursuant to Code § 415(d)(1)(C), or (ii) 100% of the Participant’s Section 415 Compensation for such limitation year, except to the extent permitted under Section 3.04 of the Plan and Code § 414(v).

(a)	“Annual Addition” means the total additions in the limitation year to the Participant’s Accounts in this Plan and any other defined contribution plan of the Employer or Affiliates attributable to:

(i)	employer contributions;

(ii)	employee contributions;

(iii)	forfeitures; and

(iv)	post-retirement medical benefits or individual medical accounts maintained under pension or annuity plans of the Employers or Affiliates pursuant to Code §§ 419(d)(3) and 415(l)(2) which are treated as “annual additions” for purposes of Code § 415.

(b)	If a Participant receives Annual Additions under another defined contribution plan of the Employers and Affiliates, as well as under this Plan, the limitation on aggregate Annual Additions described in this Section shall be complied with first by a reduction, if necessary, in the Annual Additions under this Plan. During each limitation year, the Sponsoring Employer shall monitor the aggregate Annual Additions made to defined contribution plans of the Employers and Affiliates and may suspend or decrease the rate of Pre-Tax Contributions or After-Tax Contributions (and Matching Contributions attributable thereto) so that the aggregate limit will be satisfied.

(c)	Corrective Adjustments. In the event that corrective adjustments in the Annual Additions to any Participant’s Accounts are required, the adjustments shall be made by:

(i)	A reduction in the Participant’s After-Tax Contribution Account of After-Tax Contributions for the limitation year and the earnings attributable to the After-Tax Contributions and by a reduction in the Matching Contribution Account of Matching Contributions attributable to the After-Tax Contributions and the earnings attributable to the Matching Contributions; then by

(ii)	A reduction in the Participant’s Pre-Tax Contribution Account of Pre-Tax Contributions for the limitation year and the earnings attributable to the Pre-Tax Contributions, and by a reduction in the Matching Contribution Account of Matching Contributions attributable to the Pre-Tax Contributions and the earnings attributable to the Matching Contributions.

The aggregate amount of corrective adjustments that are attributable to Pre-Tax Contributions, After-Tax Contributions and earnings on Pre-Tax Contributions and After-Tax Contributions shall be distributed to the affected Participant. The aggregate amount of corrective adjustments that are attributable to Matching Contributions and earnings on Matching Contributions shall be applied to reduce any later contributions to this Plan by the Employers.

3.06 ADP Test for Pre-Tax Contributions. Notwithstanding any of the provisions of this Plan to the contrary, in each Accounting Year, the Participant’s Pre-Tax Contributions which are contributed to the Participant’s Pre-Tax Contribution Account shall be subject to the mathematical nondiscrimination test set forth in Code § 401(k), which is referred to as the average deferral percentage test (“ADP Test”): the Average Deferral Percentage of the eligible Highly Compensated Employees for each Accounting Year shall not exceed the Average Deferral Percentage of the eligible Non-Highly Compensated Employees for the current Accounting Year (as elected by the Plan Administrator in lieu of such percentage for the “prior Accounting Year”) by more than the limit determined in accordance with the following table counting for this purpose each Pre-Tax Contribution (including zero Pre-Tax Contributions in the case of any noncontributing Eligible Employee).

If the Average Deferral Percentage (ADP) of the Non-Highly Compensated Employees is	The Average Deferral Percentage (ADP) of the Highly Compensated Employees can be
Less than 2%	Up to the ADP of the eligible Non-Highly Compensated Employees multiplied by 2.0 (the “alternative test”).

2% but not more than 8%	Up to the ADP of the eligible Non-Highly compensated Employees plus 2% (the “alternative test”).

More than 8%	Up to the ADP of the eligible Non-Highly compensated Employees multiplied by 1.25 (the “general test”).

The Plan Administrator may, in a manner consistent with Treasury regulations, determine the Average Deferral Percentage of the Participants by taking into account QNECs or QMACs, or both, made to this Plan or any other qualified plan maintained by the Employer, which are 100% nonforfeitable at all times and which are subject to the Distribution Restrictions. For purposes of calculating the ADP Test, Elective Deferrals, QNECs, and QMACs must be made before the last day of the 12 month period immediately following the Plan Year to which contributions relate. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of QNECs or QMACs, if any, used in such test.

If it appears at any time within an Accounting Year that the ADP Test may not be satisfied, the Sponsoring Employer may suspend or decrease the rate of Pre-Tax Contributions of Highly Compensated Employees (beginning with the Highly Compensated Employee with the highest Average Deferral Percentage) for the remainder of the Accounting Year.

If after the end of the Accounting Year, it is determined that the ADP Test has not been satisfied, the Plan Administrator shall:

(i)	determine the dollar amount of excess contributions for each affected Highly Compensated Employee in accordance with the provision set forth herein;

(ii)	reduce the applicable contributions of the Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amount(s), to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount and distribute this amount to the Highly Compensated Employee(s) with the highest dollar amount(s);

(iii)	repeat the process until the total excess contributions are distributed.

Amounts distributed herein shall include any income allocable to the Participants’ Pre-Tax Contributions, calculated and distributed in accordance with Code § 401(k)(8)(C) and the regulations thereunder. In addition, Matching Contributions determined to be attributable to Pre-Tax Contributions returned pursuant to this Section, with the income allocable to such Matching Contributions calculated in accordance with regulations under Code § 401(m), shall be withdrawn from the affected Participants’ Matching Contribution Accounts and applied in the same manner as Forfeitures. Provided these procedures are followed, the Average Deferral Percentage is treated as meeting the ADP Test regardless of whether the Average Deferral Percentage, if recalculated after distribution, would meet the ADP Test.

The return of Pre-Tax Contributions and income and the withdrawal of Matching Contributions and income shall occur within 12 months following the Accounting Year in which the Plan failed to satisfy the ADP Test. The return of Pre-Tax Contributions and income shall be accomplished by a reduction of the Participant’s investments in the Plan’s investment funds in proportions determined by the Plan Administrator.

Notwithstanding	any provision of this Section to the contrary:

(i)	the individual deferral percentage for any eligible Highly Compensated Employee who is eligible to make elective deferrals (as defined in Code § 402(g)) under two or more cash or deferred arrangements of an Employer or an Affiliate shall be determined as if all the elective deferrals were made under a single arrangement (unless regulations under Code §§ 401(k), 401(a) (4) or 410(b) provide that such cash or deferred arrangements must not be aggregated); and

(ii)	in lieu of applying the ADP Test to a single group composed of all Eligible Employees as of the end of the Accounting Year, the Plan Administrator may elect to separately apply the ADP Test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Code § 410(a) as of the end of the Accounting Year, and the other group consisting of the remaining Eligible Employees.

3.07 ACP Test for After-Tax and Matching Contributions. Notwithstanding any other provisions of this Plan to the contrary, the After-Tax Contributions and Matching Contributions which are contributed to the Participant’s After-Tax Contribution Account and Matching Contribution Account made to the Plan shall be subject to the mathematical nondiscrimination test set forth in Code § 401(m)(2)(A), which is referred to as the average contribution percentage test (“ACP Test”): the Average Contribution Percentage of the eligible Highly Compensated Employees in each Accounting Year shall not exceed the Average Contribution Percentage of the eligible Non-Highly Compensated Employees for the current Accounting Year (as elected by the Plan Administrator in lieu of such percentage for the “prior Accounting Year”) by more than the limit determined in accordance with the following table, counting for this purpose each After-Tax Contribution and Matching Contribution (including zero After-Tax Contributions and Matching Contributions in the case of any Eligible Employee who is eligible to make voluntary After-Tax Contributions, or to receive Matching Contributions with respect to voluntary Pre-Tax Contributions or After-Tax Contributions and declines to contribute).

If the Average Contribution Percentage (ACP) of the Non-Highly Compensated Employees is	The Average Contribution Percentage (ACP) of the Highly Compensated Employees can be
Less than 2%	Up to the ACP of the eligible Non-Highly Compensated Employees multiplied by 2.0 (the “alternative test”).

2% but not more than 8%	Up to the ACP of the eligible Non-Highly Compensated Employees plus 2% (the “alternative test”).

More than 8%	Up to the ACP of the eligible Non-Highly Compensated Employees multiplied by 1.25 (the “general test”).

The Plan Administrator may, in a manner consistent with Treasury regulations, determine the Average Contribution Percentage of the Participants by taking into account QNECs (other than QNECs used to satisfy the ADP Test) or Elective Deferrals, or both, made to this Plan or any other qualified plan maintained by the Employer. The Plan Administrator shall not include QNECs in the ACP Test unless the allocation of QNECs is nondiscriminatory when the Plan Administrator takes into account Employer Contributions, and also when the Plan Administrator takes into account only the Employer Contributions. The Plan Administrator shall not include Elective Deferrals in the ACP Test unless the plan which includes the Elective Deferrals satisfies the ADP Test both with and without Elective Deferrals included in this ACP Test. The Plan Administrator shall not include in the ACP Test any QNECs or Elective Deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Plan Administrator shall not include in the ACP Test Matching Contributions that are forfeited because the contributions to which they relate exceeded the limitations of Section 3.04, Section 3.06, or this Section 3.07. The Plan Administrator shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of QNECs, Elective Deferrals, and QMACs, if any, used in such test.

During the Accounting Year, the Sponsoring Employer may make prospective adjustments in the After-Tax Contributions and Matching Contributions, if any, of the eligible Highly Compensated Employees (beginning with the Highly Compensated Employee with the highest Average Contribution Percentage) as may be necessary to meet the ACP Test herein. Further, the Sponsoring Employer shall have the discretion to declare a special contribution to the Plan allocable only to the Matching Contribution Accounts of the participating Non-Highly Compensated Employees.

If, after the end of the Accounting Year, it is determined that the average ACP Test has not been satisfied, the Plan Administrator shall:

(i)	determine the dollar amount of excess aggregate contributions for each affected Highly Compensated Employee in accordance with the provisions set forth herein;

(ii)	reduce the applicable contributions of the Highly Compensated Employees beginning with the Highly Compensated Employee(s) with the highest dollar amount(s), to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount and distribute this amount to the Highly Compensated Employee(s) with the highest dollar amount(s);

(iii)	repeat the process until the total excess aggregate contributions are distributed.

Amounts distributed herein shall include any income allocable to the After-Tax and/or Matching Contributions calculated in accordance with regulations under Code § 401(m). Provided these procedures are followed, the Average Contribution Percentage is treated as meeting the nondiscrimination test of Code § 401(m)(2) regardless of whether the Average Contribution Percentage, if recalculated after distribution, would satisfy Code § 401(m)(2).

Matching Contributions attributable to returned Pre-Tax Contributions and After-Tax Contributions and income on such Matching Contributions, that are withdrawn from Highly Compensated Employees’ Matching Contribution Accounts shall be applied in the same manner as Forfeitures. Matching Contributions and income thereon that are withdrawn from Highly Compensated Employees’ Matching Contribution Accounts in order to satisfy the ACP Test shall be distributed to the affected Highly Compensated Employees to the extent the withdrawn Matching Contributions and income are vested. To the extent the withdrawn Matching Contributions and income thereon are not vested, they shall be applied in the same manner as Forfeitures.

After-Tax and Matching Contributions distributed or forfeited in accordance with this Section shall be distributed or forfeited within 12 months following the Accounting Year for which the Plan failed to satisfy the ACP Test. The return of After-Tax Contributions and related income shall be accomplished by a reduction of the Participant’s investments in the Plan’s investment funds in proportions determined by the Plan Administrator.

Notwithstanding any provision of this Section to the contrary:

(i)	the individual contribution percentage for any eligible Highly Compensated Employee who is eligible to make employee contributions or to receive allocations of matching contributions (as defined in regulations under Code § 401(m)) under 2 or more plans of an Employer or Affiliate, subject to Code § 401(m), shall be determined as if all the employee contributions and matching contributions were made under a single plan (unless regulations under Code §§ 401(m), 401(a)(4) or 410(b) provide that the plans must not be aggregated); and

(ii)	in lieu of applying the ACP Test to a single group composed of all Eligible Employees as of the end of the Accounting Year, the Plan Administrator may elect to separately apply the ACP Test to two groups of Eligible Employees: one group consisting of those Eligible Employees who have not completed the minimum age and service conditions described in Code § 410(a) as of the end of the Accounting Year, and the other group consisting of the remaining Eligible Employees.

3.08 Definitions for ADP Test and ACP Test. For purposes of applying the ADP Test in Section 3.06 and the ADP Test in Section 3.07, the following definitions shall apply, in addition to the definitions found in Article 1:

(a)	Average Contribution Percentage or ACP means the average of the ratios (calculated separately for each Eligible Employee) of (i) the sum of the amount of After-Tax Contributions and Matching Contributions paid over to the Trust Fund on behalf of each Eligible Employee for the Accounting Year to (ii) the Eligible Employee’s Nondiscrimination Compensation for such Accounting Year.

(b)	Average Deferral Percentage or ADP means the average of the ratios (calculated separately for each Eligible Employee) of (i) the amount of Pre-Tax Contributions paid over to the Trust Fund on behalf of each Eligible Employee for the Accounting Year to (ii) the Eligible Employee’s Nondiscrimination Compensation for the Accounting Year. In calculating the ratio of each Eligible Employee for an Accounting Year, a Pre-Tax Contribution shall be taken into account only if allocated to the Eligible Employee as of a date within the Accounting Year and only if the Pre-Tax Contribution relates to compensation for services performed within the Accounting Year and would have been received by the Eligible Employee during the Accounting Year or within 2½ months thereafter if not for the election to make a Pre-Tax Contribution.

(c)	Cash or Deferred Arrangement means that a Participant may elect to have the Employer make payments on behalf of the Participant either as Employer contributions to the Plan or to the Participant directly in cash. Cash or Deferred Arrangements include those arrangements described in Code § 401(k), any salary reduction simplified employee pension described in Code § 408(k)(6), any SIMPLE IRA described in Code § 408(p), any eligible deferred compensation plan under Code § 457, any plan described under Code § 501(c)(18), and any annuity contract under Code § 403(b).

(d)	Distribution Restrictions means that the Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of:

(1)	the Participant’s death, disability, severance from employment, or attainment of age 59½,

(2)	financial hardship satisfying the requirements of Code § 401(k) and the applicable Treasury regulations, or

(3)	a plan termination, without establishment of a successor defined contribution plan (including a simplified employee pension plan under Code § 408(k) and a SIMPLE IRA under Code § 408(p)) other than an employee stock ownership plan within the meaning of Code § 4975(e)(7).

A distribution on account of financial hardship, as described in clause (2), shall not include earnings on Elective Deferrals credited after the last day of the Plan Year beginning prior to January 1, 1989, and shall not include QNECs and QMACs which are 100% nonforfeitable at all times and which are subject to the Distribution Restrictions, or any earnings on such contributions, irrespective of when credited. A distribution described in clause (3) shall be a lump sum distribution, as required under Code § 401(k)(10).

(e)	Elective Deferrals means the Employer contributions to a qualified plan at the election of a Participant, pursuant to a Cash or Deferred Arrangement, including but not limited to Pre-Tax Contributions, but excluding After-Tax Contributions. Elective Deferrals shall not include amounts which have become currently available to the Participant prior to the election not amounts designated as nondeductible Employee contributions at the time of deferral or contribution. Amounts returned to the Participant under Section 3.05 shall not be treated as Elective Deferrals for purposes of the ADP Test.

(f)	Employer Contributions means the Employer contributions made under the Plan, including Employer Matching Contributions, Employer Performance Contributions, Employer Retirement Contributions, and Employer Transition Contributions, but excluding Pre-Tax Contributions and After-Tax Contributions.

(g)	QMACs or Qualified Matching Contributions means Matching Contributions made to this Plan, or to any other qualified plan maintained by the Employer, which are 100% nonforfeitable at all times and which are subject to the Distribution Restrictions. QMACs shall be 100% nonforfeitable at all times and shall be subject to Distribution Restrictions.

(h)	QNECs or Qualified Nonelective Contributions means contributions made by the Employer which are not Elective Deferrals, Matching Contributions, Employer Retirement Contributions, Employer Performance Contributions, or Employer Transition Contributions. QNECs shall be 100% nonforfeitable at all times and shall be subject to Distribution Restrictions.

3.09 Aggregated Testing. To the extent that contributions under this Plan are aggregated with any other Plan maintained by the Employer in order to pass any of the nondiscrimination or coverage tests under Section 401 or 410 of the Code, all contributions made to this Plan may be tested on a benefits basis as determined by the Employer.

3.10 Rollover Contributions. An Eligible Employee may, at the discretion of the Plan Administrator, contribute or authorize the plan-to-plan transfer of all or part of an eligible rollover distribution from a qualified retirement plan described in Code §§ 401(a), a Code § 403(a) plan, a Code § 403(b) plan, a governmental Code § 457(b) plan maintained by a governmental employer, a SIMPLE IRA Plan (for distributions made after the employee has participated for two years in the SIMPLE IRA Plan), or an individual retirement account (IRA). Nondeductible, after-tax contributions made to an IRA are ineligible for rollover to the Plan, and after-tax contributions made to a Code § 401(a) qualified plan are ineligible for rollover to the Plan. In addition, an Eligible Employee may contribute all or part of an eligible rollover distribution which the Eligible Employee received as a surviving spouse or as an alternate payee spouse under a qualified domestic relations order, as defined in Code § 414(p). No rollover contribution or transfer may be made unless all of the following conditions are satisfied:

(a)	The contribution must occur either:

(i)	on or before the 60th day following the Eligible Employee’s receipt of the distribution from the other plan, or

(ii)	pursuant to a direct rollover as described in Section 401(a) (31) of the Code.

(b)	The amount contributed or transferred is not more than the distribution from the other plan.

(c)	The contribution or transfer is made in cash.

The Plan Administrator may develop procedures, and may require information from an Eligible Employee desiring to make a rollover contribution or plan-to-plan transfer, as it deems necessary or desirable to determine that the proposed contribution or transfer shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount contributed or transferred shall be credited to a Rollover Account established on the Eligible Employee’s behalf. Rollovers made under this section shall be deposited in the Participant’s Rollover Account.

3.11 Transfer Contributions. At its discretion, the Plan Administrator may authorize the acceptance of a plan-to-plan transfer of an Employee’s interest in any other defined contribution plan that is qualified under Code § 401(a) and that does not constitute an eligible rollover distribution described in Code § 402 to the Trust Fund for this Plan. Notwithstanding the foregoing, the Plan Administrator shall authorize the transfer of accounts of Prior Plan Participants from the Prior Plan to this Plan, including any after-tax contribution accounts held by the Prior Plan. Any rollover accounts held by the Prior Plan and transferred from the Prior Plan to the Plan shall be allocated to the Eligible Employee’s Rollover Account.

The Plan Administrator may develop procedures and may require information regarding the amount to be transferred, as it deems necessary or desirable to determine that the proposed transfer shall satisfy the requirements of this Section. Upon approval by the Plan Administrator, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Participant’s Transfer Account.

* * * End of Article III * * *

ARTICLE IV

ACCOUNTS OF PARTICIPANTS

4.01 Individual Accounts. The Plan Administrator shall maintain individual Accounts (as applicable for each Participant’s benefit) in the name of each Participant to reflect the Participant’s accrued benefit under the Plan.

4.02 Investment Funds. The Plan Administrator shall select Investment Funds to be established within the Trust Fund. The Plan Administrator may add or eliminate Investment Funds at its discretion, without formal amendment to this Plan document.

4.03 Investment of Accounts.

(a)	Direction by Employees. Effective as of the Date of Transfer, a Participant may direct the investment of his combined contributions to his Accounts in 1% increments among the Plan’s Investment Funds. Such directions may be made electronically subject to such requirements that the Plan Administrator shall determine. An Eligible Employee shall direct the investment of his Accounts upon his initial enrollment in the Plan. Prior to the Date of Transfer, the Plan Administrator shall direct the Trustee to invest the combined contributions in the Investment Funds. Effective as of the date of Transfer, it is intended that the Plan meet the requirements of ERISA § 404(c).

(b)	Change of Investment for Future Contributions. Effective as of the Date of Transfer, a Participant may at any time elect to change the investment of his future combined contributions at any time in 1% increments among the Plan’s Investment Funds. Such change may be made electronically subject to such requirements that the Plan Administrator shall determine. The election shall be effective on the day of the election, or on the next business day or as soon as administratively practicable, and affects the next contribution posted to the Account thereafter.

(c)	Change of Investment for Current Accounts. Effective as of the Date of Transfer, a Participant may elect to change the investment of the combined balances in his Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, Employer Transition Contribution Account, Rollover Account, Transfer Account and Matching Contribution Account as described below in 1% increments among the Plan’s Investment Funds. Such change may be made electronically, subject to such requirements as the Plan Administrator shall determine. The election shall be effective on the day of the election, or on the next business day or as soon as administratively practicable.

4.04 Valuation of Trust Fund and Investment Funds. As of each Valuation Date the Trustee shall determine the fair market value of the Trust Fund and each Investment Fund in the Trust Fund and the fair market value of the Accounts of each Participant shall be determined. The valuations shall be made in accordance with usual and customary practices consistently followed and uniformly applied.

4.05 Value of Participant Accounts. As of each Valuation Date, the Accounts of each Participant shall be valued in the following manner:

(a)	The respective Accounts of each Participant shall be increased by loan repayments credited to a Participant’s Account and by the allocation of contributions to the Accounts since the last preceding Valuation Date. The Accounts shall be decreased by distributions, forfeitures, withdrawals, or other disbursements since the last Valuation Date.

(b)	With respect to each Investment Fund, the investment of a Participant’s Accounts in each Investment Fund shall be converted to units having a uniform value determined by the Plan Administrator and Trustee. On each Valuation Date, the net asset value of each Investment Fund shall be determined and the value of each Participant’s Accounts shall be equal to the number of units in each Investment Fund multiplied by the net asset value of such Investment Fund.

4.06 Trustee’s and Plan Administrator’s Determinations Binding. In determining the value of the Trust Fund, the Investment Funds and of each Participant’s Accounts, the Plan Administrator and Trustee shall exercise their best judgment and all determinations shall be binding upon all Participants and their Beneficiaries. All allocations shall be deemed to have been made as of the appropriate Valuation Date regardless of when the allocations are actually made.

* * * End of Article IV * * *

ARTICLE V

DISTRIBUTIONS AND WITHDRAWALS

5.01 Distributable Amount. When a Participant’s Accounts become distributable pursuant to Section 5.02, the distributable amount shall be equal to the Participant’s vested interest in the Accounts at the time of the distribution. Distribution shall not be made earlier than the Valuation Date on or next following the date the Accounts first become distributable pursuant to Section 5.02.

5.02 Amount of Distributions/Distributable Events.

(a)	If a Participant (i) retires on or after attaining his Normal Retirement Age, (ii) dies while employed by an Employer or an Affiliate, or (iii) terminates employment due to Total and Permanent Disability, the full value of the Participant’s Accounts shall become nonforfeitable and distributable.

(b)	If a Participant terminates employment with the Employers and all Affiliates for any reason other than described in Section 5.02(a), the full value of all of the Participant’s Accounts, except the Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, and Employer Transition Contribution Account, shall become distributable. If a Participant terminates employment for any reason after being credited with at least 5 years of Service, the full value of the Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, and Employer Transition Contribution Account shall become distributable. If a Participant terminates employment for any reason other than as set forth in Section 5.02(a), with less than 5 years of Service, the vested percentage of the Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, and Employer Transition Contribution Account, as determined from the following schedule (based on his years of Service as of the date of his termination of employment) shall be distributable:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

If a Participant is 0% vested in the Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account and Employer Transition Contribution Account as of the Participant’s termination of employment, a distribution of such 0% vested interest is deemed to occur on the earlier of: (a) the date the Participant receives a distribution of the Participant’s entire vested Account, or (b) the last day of the Accounting Year in which the Participant’s Termination Period exceeds 5 years.

If a Participant terminates employment and receives distribution of the entire vested balance of the Participant’s Accounts, any nonvested portion of the Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution

Account, and Employer Transition Contribution Account shall be forfeited as of the time the distribution occurs. Otherwise, the nonvested portion of a terminated Participant’s Matching Contribution Account, Employer Retirement Contribution Account, Employer Performance Contribution Account, and Employer Transition Account will be forfeited as of the end of the Accounting Year in which his Termination Period exceeds 5 years.

5.03 Timing of Distributions. Unless a Participant elects a later distribution, any benefits that become distributable to the Participant under Section 5.02 shall commence (as soon as reasonably practicable after the Valuation Date on or next following the occurrence of a distributable event), but in no event later than 60 days after the end of the Accounting Year in which occurs the latest of:

(i)	the Participant’s attainment of Normal Retirement Age;

(ii)	the 10th anniversary of the commencement of the Participant’s Plan participation; or

(iii)	his Termination of Employment.

If the value of the terminating Participant’s Accounts following his termination is more than $5,000, payments from such Participant’s Accounts shall not be made prior to the Participant’s Normal Retirement Age without the written consent of the Participant obtained within 90 days prior to the Annuity Starting Date.

Notwithstanding any provision of the Plan to the contrary, distribution of an Account of a Participant shall begin no later than the Participant’s Required Beginning Date.

5.04 Form of Distribution. Within the 90 day period ending on an Annuity Starting Date, a Participant whose Accounts become distributable under Section 5.02 for reasons other than death, may elect to receive the amounts to which he is entitled under the Plan in one lump sum payment, in cash. A Participant shall not have the right to receive a distribution in UAPH Stock.

Prior to April 1, 2004, a Participant who is a Greenville Union Employee may elect to receive the amount in his Transfer Account distributed in one or more of the following forms of payment:

(i)	One lump sum payment, in cash;

(ii)	In 60, 120 or 180 monthly payments as the Participant elects;

(iii)	In 20, 40 or 60 quarterly payments as the Participant elects;

(iv)	In 5, 10 or 15 annual payments as the Participant elects;

(v)	In monthly payments for the life of the Participant;

(vi)	A joint and survivor annuity providing monthly payments for the life of the Participant with monthly payments of the same amount or 50% of the amount to the Participant’s Spouse or other Beneficiary for their life.

(vii)	In monthly payments for the life of the Participant, with 10 years of monthly payments guaranteed.

The forms of payment described in (v), (vi) or (vii) above shall be provided through the purchase of an annuity from an insurance company.

Prior to August 1, 2005, an election by a married Participant who is a Greenville Union Employee to have the amount in the Participant’s Transfer Account paid in a form other than described in subparagraph (vi) above, with the Participant’s Spouse as Beneficiary, shall be effective only with the written consent of the Participant’s Spouse to the specific form of payment elected and, if applicable, to a nonspouse Beneficiary. Such consent shall be obtained within 90 days prior to the Annuity Starting Date; acknowledge the effect of the consent; and be witnessed by a Plan representative or notary public. An election prior to August 1, 2005 pursuant to this Section may be revoked in its entirety at any time prior to the Annuity Starting Date. After the revocation, the Participant may make another election in the form and manner described in this Section. Prior to August 1, 2005, in the event no election is made and the Participant is married as of the Participant’s Annuity Starting Date, his benefit shall be paid as a 50% joint and survivor annuity with the Spouse as Beneficiary. In all other instances where no effective election is made, benefits shall be paid as provided in subparagraph (vi) above.

Cashout for Accounts Under $1,000 and IRA Rollover Between $1,000 and $5,000. Notwithstanding any provision of this Section to the contrary, if the value of a Participant’s Accounts following his termination of employment does not exceed $5,000 (effective March 28, 2005, $1,000), then the value of the Accounts shall automatically be paid in a single sum. Effective March 28, 2005 with respect to an Eligible Rollover Distribution (as defined in Section 5.10) other than a distribution to an alternate payee or a surviving spouse, the Plan Administrator shall direct the Trustee to distribute the Participant’s Account in the form of a lump sum, not later than 60 days after the close of the Plan Year in which the Participant’s employment terminates for any reason, including death, disability, or attainment of the Normal Retirement Date, if the Participant’s nonforfeitable Account (at the time of the distribution) does not exceed $1,000 (including the Participant’s Rollover Account as of the Participant’s date of distribution). Effective March 28, 2005, if the Participant’s nonforfeitable Account (at the time of the distribution) exceeds $1,000 (including the Participant’s Rollover Account as of the Participant’s date of distribution), but does not exceed $5,000, the Plan Administrator shall direct the Trustee to (a) establish an individual retirement account or annuity for the benefit of the Distributee (as defined in Section 5.10) with a financial institution designated by the Plan Administrator for this purpose (the “Distributee IRA”), and (b) transfer the Participant’s nonforfeitable Account (including the Participant’s Rollover Account as of the Participant’s date of distribution) to the Distributee IRA. Any such transfer shall be made in accordance with Code ‘ 401(a)(31)(B)(i) and any applicable Treasury or Department of Labor regulations.

With respect to a distribution prior to August 1, 2005, within 90 days prior to the Annuity Starting Date, a Participant who is a Greenville Union Employee shall be provided with a written explanation of (i) each form of payment available, (ii) the respective values of each form of payment the Participant may elect, (iii) any right of the Participant to defer commencement of his benefits, (iv) the right of a single Participant to elect a form of payment other than that set forth in subparagraph (vi) above, and (v) the terms and conditions under which a married Participant may elect a form of payment other than that set forth in subparagraph (vii) above with the written consent of the Participant’s Spouse. For all other Participants, the Participant shall be provided with a written notice of his right to take distribution of the Participant’s benefits and of the Participant’s right to defer commencement of the distribution until Normal Retirement Age no less than thirty (30) and no more than ninety (90) days prior to the date distribution is to commence. A Participant must be given at least 30 days from the date the applicable notice is provided to elect to receive the Participant’s distribution; however, the Participant may waive any right that the written notice be provided at least 30 days before the Annuity Starting Date as long as the distribution commences more than 7 days after the notice is provided.

5.05 Repayment Upon Reentry Into Plan. If a Participant who terminated employment without being fully vested in all of the Participant’s Employer contribution Accounts and who received a distribution of the Participant’s entire vested interest in the Participant’s Plan Accounts is reemployed, the Participant may repay to the Trust Fund in the “proper form” the amount previously distributed to the Participant from the Participant’s Accounts; provided the repayment shall be made before the earlier of (i) the Participant’s Termination Period exceeding 5 years; or (ii) the end of 5 years after the Participant’s Reemployment Date. For purposes of this Section, to the extent the Participant receives a distribution of cash, the term “proper form” means cash. Repayments shall be invested in the Plan’s Investment Funds in accordance with the investment election made by the Participant.

The amount of the Participant’s Employer contribution Accounts that was forfeited shall be reinstated effective as of the date of the Participant’s repayment first by applying current Forfeitures as are necessary to restore the Accounts to their value as of the date of Forfeiture; and, if the available forfeitures are insufficient to fully restore value of the Accounts, the Employer shall pay to the Trustee as an additional contribution to the Plan, the sums necessary to restore the value of the Accounts.

If the Participant does not repay the amount within the period described in this Section, the nonvested portion of the Participant’s Employer contribution Accounts shall not be restored.

5.06 Payments on Death Prior to Annuity Starting Date. Prior to August 1, 2005, upon the death of a Participant who is a Greenville Union Employee prior to the Annuity Starting Date of a distribution pursuant to Section 5.02 (for reasons other than death), the full value of the Participant’s Accounts shall be applied to the purchase of an annuity from an insurance company providing monthly payments to the Participant’s surviving Spouse for the Spouse’s life unless the Spouse elects to receive the value of the Participant’s Accounts in a single sum prior to the Annuity Starting Date of the life annuity.

Notwithstanding the foregoing, if the Participant is not a Greenville Union Employee or in the case of a Participant who is a Greenville Union Employee that has no surviving Spouse or designates a Beneficiary other than the Participant’s Spouse with proper spousal consent, the value of the Participant’s Accounts shall be paid to the deceased Participant’s Beneficiary in a single sum.

For periods prior to August 1, 2005, each Participant who is a Greenville Union Employee shall be provided an explanation of the death benefit payable to the Participant’s Spouse under this Section unless another Beneficiary is designated, of the Participant’s right to designate a Beneficiary other than a Spouse and of the effect of such election, of the rights of the Participant’s Spouse regarding the designation and of the rights of the Participant to revoke Beneficiary designations. The explanation shall be provided no later than the latest of (1) the period beginning with the first day of the Accounting Year in which such Participant attains age 32 and ending with the last day of the Accounting Year preceding the Accounting Year in which such Participant attains age 35, (2) a reasonable time after the individual becomes a Participant, (3) a reasonable time after the death benefit ceases to be fully subsidized, (4) a reasonable time after Section 401(a)(11) of the Code applies to the Participant, or (5) a reasonable time after the Participant terminates employment before reaching age 35.

For periods prior to August 1, 2005, notwithstanding any provision of this Section to the contrary, if, upon the death prior to the Annuity Starting Date of a Participant who is a Greenville Union Employee,

the value of such Participant’s Accounts exceeds $5,000, excluding amounts in the Participant’s Rollover Account, no death benefit payable to a surviving Spouse under this Section shall commence prior to what would have been the date of the Participant’s attainment of Normal Retirement Age without the Spouse’s written consent obtained not earlier than 90 days prior to the Annuity Starting Date of the death benefits. Prior to August 1, 2005, if the value of such Participant’s Accounts is $5,000 or less, excluding amounts in the Participant’s Rollover Account, the death benefit payable under this Section shall automatically be made in a single sum.

If the Plan Administrator, after reasonable inquiry, is unable to determine whether a Participant’s Spouse or Beneficiary survived the Participant, the Plan Administrator, in its sole discretion, may conclusively presume that the Spouse or Beneficiary predeceased the Participant.

5.07 In-Service Withdrawals by Participants. A Participant may, while employed by an Employer or Affiliate, withdraw amounts from the vested portion of the Participant’s Plan Accounts, provided the withdrawal satisfies the terms and conditions of this Section. A Participant may apply for an in-service withdrawal pursuant to administrative procedures established by the Plan Administrator, and such in-service withdrawal shall be made as soon as reasonably practicable after the Participant’s application is approved. Any in-service withdrawal shall be made in cash. A Participant shall not have a right to receive an in-service withdrawal in UAPH Stock.

(a)	General Withdrawal. With respect to the Participant’s After-Tax Contribution Account and Rollover Account, the Participant may make an in-service withdrawal of an amount not more than the value of the Account (less any amount held as security for a loan from the Plan), in a single lump sum cash payment. The withdrawal may be made only once every Accounting Year.

(b)	Hardship Withdrawal. A Participant who has withdrawn all amounts eligible for in-service withdrawal under Section 5.07(a) may obtain a withdrawal from any remaining balance the Participant may have in the Participant’s After-Tax Contribution Account, Transfer Account, Rollover Account, or from the Participant’s Pre-Tax Contribution Account and the Participant’s interest in the Plan attributable to pre-tax contributions (elective deferrals) to the Prior Plan, plus earnings attributable to such contributions accrued prior to January 1, 1989, upon the Participant’s establishment to the satisfaction of the Plan Administrator that the withdrawal is necessary to alleviate a financial hardship. A hardship is not available from the Participant’s QNEC/QMAC Account. For purposes of this Section, financial hardship means an immediate and heavy financial need of the Participant which cannot be satisfied from other reasonably available resources on account of:

(i)	Medical expenses described in Code § 213(d), incurred by the Participant, the Participant’s spouse or dependents;

(ii)	The payment of tuition and fees, including room and board, for the next 12 months of post-secondary education for the Participant, the Participant’s spouse or dependents;

(iii)	The purchase of the principal residence of the Participant (not including mortgage payments); or

(iv)	The need to prevent eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of such principal residence.

To obtain a hardship withdrawal, a Participant must certify in the manner prescribed by the Plan Administrator that the financial hardship cannot be relieved through (i) insurance, (ii) reasonable liquidation of the Participant’s assets, (iii) cessation of Pre-Tax Contributions and After-Tax Contributions to the Plan, (iv) other distributions available to the Participant from this Plan or other plans of a current of former employer, (v) borrowing from this Plan or other plans of a current or former employer, or (vi) borrowing from commercial lenders on reasonable terms.

In no event shall a hardship withdrawal exceed the lesser of the amount necessary to alleviate the financial hardship or the amount described in (i) below, reduced by the amount described in (ii) below where:

(i)	is amount equal to the balance of the Participant’s After-Tax Contribution Account and Rollover Account plus that portion of the Participant’s Accounts that consist of elective deferrals and of earnings attributable to such elective deferrals credited to the Participant’s accounts in a Prior Plan no later than December 31, 1988; and

(ii)	is any part of the amount described in (i) above held as security for a loan to the Participant pursuant to Article VI.

In determining the maximum amount that is eligible for hardship withdrawal, the Plan Administrator shall apply uniform procedures to adjust the Participant’s Accounts to reflect unrecognized or unallocated investment losses since the Valuation Date next preceding the withdrawal. Hardship withdrawals shall be made first from any balance remaining in the Participant’s After-Tax Contribution Account, if any, until such Account is exhausted, and then from a Transfer Account, if any, until such Account is exhausted, then from a Participant’s Rollover Account, if any, until such Account is exhausted, and thereafter from a Participant’s Pre-Tax Contribution Account.

A hardship withdrawal shall be made in a single lump sum payment of cash and may occur only once every Accounting Year. Immediately following the withdrawal, a Participant’s Pre-Tax Contributions and After-Tax Contributions will be suspended for a period of not less than 6 full calendar months.

Notwithstanding the foregoing, no amounts may be withdrawn under this Section 5.07(b), except for elective deferrals and of earnings attributable to such elective deferrals credited to the Participant’s accounts in a Prior Plan no later than December 31, 1988 and any amounts transferred from a qualified plan to the Prior Plan.

(c)	Withdrawals After Age 59 1/2. A Participant who has attained age 59½ may make an in-service withdrawal of an amount not more than the entire vested balance of his Accounts (less any amount held as security for a loan from the Plan) in a single lump sum payment in cash. Such a withdrawal may be made only once every Accounting Year.

5.08 Qualified Domestic Relations Orders. Notwithstanding any provisions contained herein to the contrary, the Plan shall comply with the provisions of a “qualified domestic relations order” as defined in Code § 414(p). Distribution to an alternate payee pursuant to the terms of a qualified domestic relations order may be made regardless of the Participant’s age or the earliest date the Participant could begin receiving benefits under the Plan if the Participant separated from service.

5.09 Corporate Change. In the event that the Sponsoring Employer or an Employer which is an Affiliate that has adopted the Plan (a) disposes of assets used by such corporation in a trade or business of such corporation to an unrelated corporation, or (b) disposes of such corporation’s interest in a subsidiary to an unrelated entity or individual, and if in connection with such event, and there is a “transfer of assets” within the meaning of Code § 414(l)) on behalf of an affected Participant (as defined below) from the Plan to a plan qualified under Code § 401(a) and sponsored or maintained by the purchaser or other transferee, such affected participant shall not be entitled to a withdrawal or distribution from the Plan. If the event there is no “transfer of assets”, an Affected Participant who incurs a “severance from employment” shall be entitled to a withdrawal or distribution from the Plan.

An Affected Participant is (a) in the case of a disposition or of assets (as described above) a Participant who is an Employee who continues employment with the corporation acquiring such assets, or (b) in the case of a disposition of the interest of a subsidiary (as described above) a Participant who is an Employee who continues employment with such subsidiary.

5.10 Direct Rollover. At the election of a “distributee” who is eligible for a distribution from the Plan that is an “eligible rollover distribution” (within the meaning of Code § 402), the Employer shall authorize the “direct rollover” of the amount considered an “eligible rollover distribution” from the Trust Fund of this Plan to an “eligible retirement plan” (within the meaning of Code § 402). Direct rollovers shall be made in accordance with the procedures established for conforming to the requirements of Code § 401(a)(31).

For purposes of this Section, the following definitions shall apply:

(a)	Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee otherwise due him under the terms of the Plan, except that an eligible rollover distribution does not include: any distribution that is one of, a series of substantially equal payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Code § 401(a)(9) and any amount that is distributed on account of hardship. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, that portion may be paid only to an individual retirement account or annuity described in Code § 408(a) or (b), or to a qualified defined contribution plan described in Code §§ 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution that is includible in gross income and the portion that is not so includible.

(b)	Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code § 408(a) (other than a ROTH IRA), and individual retirement annuity described in Code § 408(b), an annuity plan described in Code § 403(a), or a qualified trust described in Code § 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan shall also mean an annuity contract described in

Code § 403(b) and an eligible plan under Code § 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p).

(c)	Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse as the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

5.11 Minimum Distributions. This Section 5.11 shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 5.11 will be determined and made in accordance with the Treasury regulations under Code § 401(a)(9).

Definitions. The following definitions apply to the determination of a Participant’s minimum distribution:

(a)	5 Year Rule shall mean that the Participant’s nonforfeitable accrued benefit will be distributed by December 31 of the calendar year that includes the 5th anniversary of the Participant’s death.

(b)	Designated Beneficiary shall mean the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code § 401(a)(9) and Treas. Reg. § 1.401(a)(9)-1, Q&A-4.

(c)	Distribution Calendar Year (“DCY”) shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first DCY is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first DCY is the calendar year in which distributions are required to begin. The required minimum distribution for the Participant’s first DCY will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other DCYs, including the required minimum distribution for the DCY in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that DCY.

(d)	Life Expectancy shall mean life expectancy as computed by using the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.

(e)	Participant’s Account Balance shall mean the account balance as of the last Valuation Date in the calendar year immediately preceding the DCY (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance during the Valuation Calendar Year following the Valuation Date and decreased by distributions made in the Valuation Calendar Year following the Valuation Date. The account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the DCY if distributed or transferred in the Valuation Calendar Year.

Time of Distribution. The Participant’s nonforfeitable accrued benefit will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date. If a Participant dies before distributions begin, the Participant’s nonforfeitable accrued benefit will be distributed, or begin to be distributed, no later than as follows:

(a)	If the Participant’s Spouse is the Participant’s sole Designated Beneficiary, distributions to the spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later, unless the Participant or Beneficiary elects the 5 Year Rule.

(b)	If the Participant’s Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, unless the Participant or Beneficiary elects the 5 Year Rule.

(c)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s monforfeitable accrued benefit will be distributed by December 31 of the calendar year that includes the 5th anniversary of the Participant’s death.

(d)	If the Participant’s Spouse is the Participant’s sole Designated Beneficiary, and the Spouse dies after the Participant but before distributions to the Spouse begin, distributions will be made as if the Spouse were the Participant.

For purposes of determining when distributions begin, unless subparagraph (d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph (d) applies, distributions are considered to begin on the date distributions are required to begin to the Spouse under subparagraph (a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Spouse before the date distributions are required to begin to the Spouse), the date distributions are considered to begin is the date distributions actually commence.

Form of Distribution. Unless the Participant’s nonforfeitable accrued benefit is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, distributions will be made at least as rapidly as the amounts required by the applicable paragraph below. If the Participant’s nonforfeitable accrued benefit is distributed in the form of an annuity purchased from an insurance company, distributions will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury regulations. If the Participant’s employment has terminated at the time a distribution is required by this Section 5.11, the Participant or Beneficiary must receive a distribution in a form permitted by Section 5.04 that is at least equal to the amount required by this Section 5.11. If the Participant’s employment has not terminated at the time a distribution is required by this Section 5.11, the Participant or Beneficiary must receive a distribution in a form permitted by Section 5.07 that is at least equal to the amount required by this Section 5.11. If Section 5.07 does not allow a distribution prior to the Participant’s termination of employment or if Section 5.07 does not allow a distribution that is at least equal to the Participant’s required minimum distribution, the Plan Administrator shall direct the Trustee to distribute only the minimum amount required to be distributed by this Section 5.11 to the employed Participant notwithstanding the provisions of Section 5.07.

Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each DCY is the lesser of:

(a)	the amount determined by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the DCY; or

(b)	if the Participant’s sole Designated Beneficiary for the DCY is the Participant’s Spouse, the amount determined by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the DCY.

Required minimum distributions will be determined beginning with the first DCY and up to and including the DCY that includes the Participant’s date of death.

Required Minimum Distributions After Participant’s Death. After the Participant’s death, the minimum amount will be determined based upon whether or not distributions began prior to death.

(a)	Death On or After Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each DCY after the year of the Participant’s death is the amount determined by dividing the Participant’s account balance by the longer of the remaining Life Expectancy of the Participant or of the remaining Life Expectancy of the Participant’s Designated Beneficiary (using the oldest Designated Beneficiary, if the Participant has more than one Designated Beneficiary), determined as follows:

(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each DCY after the year of the Participant’s death using the Spouse’s age as of his or her birthday in that year. For DCYs after the year of the Spouse’s death, the remaining Life Expectancy of the Spouse is calculated using the age of the Spouse as of his or her birthday in the calendar year of the Spouse’s death reduced by one for each subsequent calendar year.

(C)	If the Participant’s Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using his or her age in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each DCY after the year of the Participant’s death is the amount determined by dividing the Participant’s account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each DCY after the year of the Participant’s death is the amount determined by dividing the Participant’s account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in subparagraph (a) above.

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s nonforfeitable accrued benefit will be completed by December 31 of the calendar year that includes the 5th anniversary of the Participant’s death.

(3)	Death of Spouse Before Distributions to Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Spouse is the Participant’s sole Designated Beneficiary, and the Spouse dies before distributions are required to begin to the spouse, this subparagraph (b) will apply as if the Spouse were the Participant.

5 Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5 Year Rule or the life expectancy rule of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin, or by September 30 of the calendar year which contains the 5th anniversary of the Participant’s (or, if applicable, Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made as described above.

A Designated Beneficiary who is receiving payments under the 5 Year Rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all DCYs before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5 year period.

* * * End of Article V * * *

ARTICLE VI

PLAN LOANS

6.01 Loans. A Participant who is actively employed by an Employer, may, in accordance with uniform procedures established by the Plan Administrator, request a loan from the Trust Fund on and after the Date of Transfer. The loan must meet the terms and conditions specified in this Article and in any separate written loan policy approved by the Plan Administrator (which shall be incorporated as part of the Plan by reference).

6.02 Amount and Frequency of Loans. No more than 1 loan to any Participant may be outstanding at one time. No loan shall be granted for less than $1,000. The maximum permissible loan shall not exceed the lesser of:

(a)	One-half of the vested amount of the Participant’s Accounts under the Plan; or

(b)	$50,000 minus the excess of the Participant’s highest outstanding loan balance during the 12 month period ending on the day before a loan is granted, over the outstanding balance of the loans granted.

6.03 Term of Loan. All loans shall be repaid within a period not to exceed 5 years. Loans used to purchase a principal residence of a Participant may provide for repayment over a period of time not to exceed 10 years. Each loan must provide for substantially level amortization of the loan with payments made not less frequently than quarterly.

6.04 Interest Rate. Interest on any loan shall be based on a reasonable rate determined by the Plan Administrator commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

6.05 Promissory Note and Security. Loans shall be evidenced by a promissory note, and the note shall be held by the Trustee as an asset of the Trust Fund in a segregated account applicable to the Participant to whom the loan is granted. The loan shall be secured by the Participant’s Plan Accounts up to 50% of the vested value of the Participant’s Accounts as of the time of the loan. If the Participant is married and included in a unit of collective bargaining, the participant’s spouse must consent, in writing, to use of the Participant’s Accounts as security for the loan not more than 90 days before the loan. The consent shall acknowledge its effect and be witnessed by a Plan representative or notary public.

6.06 Loan Proceeds. Loan proceeds shall be taken from a Participant’s Plan Accounts in the following order:

(1)	Pre-Tax Contribution Account;

(2)	Matching Contribution Account, Transfer Account and employer matching contributions to a Prior Plan, plus earnings attributable to the matching contributions;

(3)	Employer Retirement Contribution Account;

(4)	Employer Performance Contribution Account;

(5)	Employer Transition Contribution Account;

(6)	Rollover Account;

(7)	After-Tax Contribution Account; and

(8)	QNEC/QMAC Account.

The investment funds of the Account from which loan proceeds are last taken shall be reduced in proportion to the Account’s investment in each investment fund, except that loan proceeds shall not be taken from any investments in UAPH Stock.

Payments of loan principal shall reduce the outstanding balance of the loan. Principal and interest payments shall be credited to the Participant’s Plan Accounts in reverse order from which loan proceeds were taken until principal payments equal the amount of the proceeds taken from the respective Accounts.

6.07 Loan Payments. Repayment of a loan shall be made by payroll deduction; provided, however, that loan repayments may be suspended under the Plan as permitted under Code § 414(u)(4). A Participant may prepay the principal of an outstanding loan in full at any time, without penalty. In the event of the termination of employment of the Participant with the Employers and all Affiliates prior to the time a loan is fully repaid, the balance of the loan shall become immediately due and payable, and if not repaid by the Participant within 60 days of termination of employment, payment shall be made by reduction of the Participant’s Accounts held as security for the loan before making any distribution. Other than in the case of an in-service withdrawal described in Section 5.07, loan principal and interest shall be repaid prior to or at the time a distribution is made.

6.08 Loan Application Procedure. A Participant may apply for a loan in accordance with administrative procedures established by the Plan Administrator. The application must set forth the loan amount requested, the purpose of the loan, the term over which the loan is to be repaid, and other information as the Plan Administrator may, in its discretion, request. The loan application will also be accompanied any other documents necessary to complete the processing of the loan. Upon receipt of a completed loan application, the Plan Administrator, or its designee, will approve or deny the loan application based upon the conditions described in this Article and other standards the Plan Administrator may prescribe, applied uniformly and without discrimination among all applicants. The Plan Administrator, or its designee, shall notify the applicant of approval or denial of the loan. A reasonable and uniform fee may be imposed for the processing of a loan application and/or administration of a loan by the Plan. As evidence of a loan, a Participant shall be provided with a promissory note and truth-in-lending disclosure documents.

6.09 Default. If a Participant should be in default on a Plan loan for a period of more than 90 days from the due date for loan payment, the entire amount of unpaid principal and accrued interest shall immediately become due and payable. Without further action or notice to the Participant, the Plan Administrator may reduce the Participant’s Accounts by the lesser of the total amount due and payable or the amount of the Accounts pledged as security for the loan, but not before a distributable event occurs under the Plan. If the action does not fully repay the loan, the Administrator may take such other action as may be necessary or appropriate to secure repayment.

* * * End of Article VI * * *

ARTICLE VII

ADMINISTRATION

7.01 Allocation of Responsibility. The Trustee and the Plan Administrator shall be named fiduciaries. The Plan Administrator and every other person required by law to be bonded shall have a fidelity bond procured by the Plan Administrator to the extent and amount required by law. The premiums for such bonds shall be expenses of the Plan. Each person employed by the Plan and each investment manager shall be entitled to receive reasonable compensation for services rendered and to payment from the trust fund. No person receiving full-time pay from any employer or association of employers whose employees are Participants shall receive compensation from the Plan except for reimbursement of proper expenses.

7.02 Powers and Duties of the Plan Administrator. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall adopt rules governing its procedures. Any person claiming a benefit must promptly furnish the Plan Administrator or its designated agent any necessary documents, evidence or information. Such person must sign any documents the Plan Administrator or its designated agent may reasonably require before any benefits are paid.

The Plan Administrator shall have full and complete authority, responsibility and control over the management, administration and operation of the Plan and Trust fund, including but not limited to, the sole and absolute discretion to (i) construe and interpret the Plan, (ii) decide all questions of eligibility to participate in the Plan, (iii) determine the amount, manner and time of payment of any benefits to any Participant, Beneficiary or other person, such constructions, interpretations, decisions, and determinations to be conclusive and binding. Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant in entitled to them. The Plan Administrator shall exercise all of its powers and duties under the Plan in good faith discretion and in a uniform and nondiscriminatory manner. Any interpretation, determination, or other action of the Plan Administrator shall be subject to review only if it is arbitrary and capricious or otherwise an abuse of discretion.

Notwithstanding any other provisions of the Plan, any action, determination or notice required of the Plan Administrator may be done by a designee of the Plan Administrator.

7.03 Claims Procedure. The Plan Administrator shall rely on the records of the Employer with respect to any and all factual matters dealing with the employment of an Employee or Participant. The Plan Administrator shall resolve any factual disputes. The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All determinations shall be final and binding, except to the extent that they are appealed under the following claims procedure. The following claims procedure shall apply for all claims except that, to the extent required by law and to the extent the Plan Administrator is ruling on a claim for disability benefits, the Plan will follow, with respect to that claim, claims procedures required by law for plans providing disability benefits.

Claim Denial. The Plan Administrator shall furnish a notice to any Participant or to any Beneficiary whose claim for benefits under the Plan has been denied within 90 days from receipt of the claim. This 90-day period may be extended if special circumstances require an extension, provided that the time period cannot exceed a total of 180 days from the Plan’s receipt of the Participant’s (or Beneficiary’s) claim and the written notice of the extension is provided before the expiration date of the initial 90-day claim period. If an extension is required, the Plan Administrator shall provide a written notice of the extension that contains the expiration date of the initial 90-day claim period, the special circumstances that require an extension, and the date by which the Plan Administrator expects to render its benefits determination.

The	Plan Administrator’s claim denial notice shall set forth:

(a)	the specific reason or reasons for the denial;

(b)	specific references to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the Participant or Beneficiary to perfect the claim and an explanation of why the material or information is necessary; and

(d)	an explanation of the Plan’s claims review procedure describing the steps to be taken by a Participant or Beneficiary who wishes to submit his or her claim for review, including any applicable time limits, and a statement of the Participant’s or Beneficiary’s right to bring a civil action under ERISA § 502(a) if the claim is denied on review.

A Participant or Beneficiary who wishes to appeal the adverse determination must request a review in writing to the Plan Administrator within 60 days after the appealing Participant or Beneficiary received the denial of benefits.

Review Procedure. A Participant or Beneficiary appealing a denial of benefits (or the authorized representative of the Participant or Beneficiary) shall be entitled to:

(a)	submit in writing any comments, documents, records and other information relating to the claim and request a review.

(b)	review pertinent Plan documents.

(c)	upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record, or other information shall be considered relevant to the claim if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Participants or Beneficiaries.

The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances.

Decision on Review. The decision on review of a denied claim shall be made in the following manner:

(a)	The decision on review shall be made by the Plan Administrator, who may in its discretion hold a hearing on the denied claim. The Plan Administrator shall make its decision solely on the basis of the written record, including documents and written materials submitted by the Participant or Beneficiary (or the authorized representative of the Participant or Beneficiary). The Administrator shall make its decision promptly, which shall ordinarily be not later than 60 days after the Plan’s receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. In that case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time is required due to special circumstances, the Plan Administrator will provide written notice of the extension to the Participant or Beneficiary prior to the time the extension commences, stating the special circumstances requiring the extension and the date by which a final decision is expected.

(b)	The decision on review shall be in writing, written in a manner calculated to be understood by the Participant or Beneficiary. If the claim is denied, the written notice shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement of the Participant’s or Beneficiary’s right to bring an action under ERISA § 502(a), and a statement that the Participant or Beneficiary is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered relevant to the claim if such document, record, or other information (i) was relied upon in making the benefit determination, (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination, or (iii) demonstrates compliance with the administrative processes and safeguards designed to ensure and verify that benefit claim determinations are made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants.

(c)	The Administrator’s decision on review shall be final. In the event the decision on review is not provided to the Participant or Beneficiary within the time required, the claim shall be deemed denied on review.

7.04 Plan Administrator. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Plan Administrator appointed by the Sponsoring Employer and serving at the discretion of the latter. A Plan Administrator may resign by notice, in writing, delivered to the Sponsoring Employer, such resignation to become effective no earlier than the date of the written notice.

A Plan Administrator may be removed by the Sponsoring Employer by delivery of written notice of removal effective as of the date specified thereon or upon delivery to the Plan Administrator if no date is specified.

Upon resignation or removal of a Plan Administrator, the Sponsoring Employer may appoint a successor, in writing. If no successor is appointed, the Sponsoring Employer shall be the Plan Administrator.

7.05 Payment of Expenses. All expenses of administration of the Plan shall be paid out of the Trust Fund, unless paid by the Employer.

7.06 Beneficiary Designation. Each Participant shall, in accordance with procedures designated by the Plan Administrator from time to time, designate the Beneficiaries and contingent Beneficiaries to whom the Participant’s distributable amount shall be paid in the event of the Participant’s death. A Beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary; however, if the Participant is married, the Participant’s Spouse shall be the Beneficiary designated to receive the benefits payable on behalf of the Participant under the Plan unless the Participant’s Spouse has consented to the designation of a different Beneficiary. To be effective, the Spouse’s consent must be in writing, witnessed by a notary public, filed with the Plan Administrator, and properly completed. An election shall be effective only as to the Spouse who signed the election.

* * * End of Article VII * * *

ARTICLE VIII

INVESTMENT IN UAPH STOCK

8.01 Participant Direction into UAPH Stock. Participants (other than Section 16 Insiders) shall be permitted to direct the investment of their Accounts into UAPH Stock. Up to 100% of the Plan’s assets may be invested in UAPH Stock. Section 16 Insiders may not purchase or sell UAPH Stock in the Plan. A Section 16 Insider is an individual who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and the rule and regulations thereunder. If a Participant becomes a Section 16 Insider when the Participant’s Account is invested in UAPH Stock, the Participant will not be permitted to purchase any additional shares of UAPH Stock, however, the Participant will be permitted to sell the shares of UAPH Stock allocated to the Participant’s Account, subject to the UAPH Insider Trading Policy, the UAPH Supplemental Insider Trading Policy, and the permission of the Legal Department of UAPH.

8.02 Limitations on Ability to Invest in or Dispose of Investment In UAPH Stock for UAP Insiders Who Are Not Section 16 Insiders. Participants who are subject to the UAPH Supplemental Insider Trading Policy of UAP Holding Corp. (“UAP Insiders”) are not permitted to engage in certain transactions in the Plan that are deemed to be purchases or sales of UAPH Stock or other securities of UAPH (collectively, “UAP Securities”) without the express permission of a member of the UAPH Legal Department. UAP Insiders include all executive officers, directors and other employees designated from time to time as Insiders by the UAPH General Counsel. Participants will be notified if they are designated as a UAP Insider. Specifically, without permission, a UAP Insider may not, with respect to the Plan:

•	transfer into or out of UAPH Stock,

•	borrow money from the Participant’s Account in the Plan to the extent the Trustee would be required to sell shares of UAPH Stock in order to fund the loan,

•	prepay a loan from the Plan to the extent the prepayment would result in purchase of UAPH Stock with the prepayment,

•	increase or decrease the percentage of current contributions being invested in UAPH Stock,

•	request an in-service distribution to the extent the Trustee would be required to sell shares of UAPH Stock in order to process the distribution, or

•	request a distribution upon termination of service to the extent the Trustee would be required to sell shares of UAPH Stock in order to process the distribution.

A UAP Insider who is not a Section 16 Insider is permitted to direct the investment of the Participant’s current contributions to the Plan into UAPH Stock without requesting permission.

Additional Restrictions on UAP Insiders. Because of the greater access UAP Insiders have to sensitive information about the Sponsoring Employer and UAPH, even though they may not believe that they possess Inside Information at a certain time, Insiders are subject to the additional trading restrictions and pre-clearance policies to avoid even the appearance of an improper transaction and to provide some uniformity to the definition of Inside Information among Insiders.

•	Window Period. UAP Insiders can only buy or sell UAPH Stock during a “window period.” The window period opens, and trading may occur, beginning of the third day after financial results for the most recently completed fiscal period have been publicly disclosed. The window period closes, and trading must cease, beginning on the 21st business day after the window opens. The General Counsel’s office will advise UAP Insiders when these window periods are open on a quarterly basis. However, even during the window period, UAP Insiders who believe that they are aware of Inside Information that has not been made public are prohibited from trading in UAP Securities. In addition, the General Counsel may, upon notice to all UAP Insiders, close the trading window at other times when it would be inadvisable for UAP Insiders to trade.

•	Pre-Clearance. All transactions by UAP Insiders in UAP Securities (other than transactions pursuant to certain pre-cleared contracts, instructions and plans) must be pre-cleared by the UAPH General Counsel. If a UAP Insider is advised that the trade may occur, the UAP Insider may proceed with the proposed transaction. A response by the General Counsel that a trade may occur in compliance with this Supplemental Insider Trading Policy is effective from the time of the response until the end of trading on the next succeeding business day, unless the Insider is otherwise advised by the General Counsel prior to trading. If the UAP Insider is advised that the trade may not occur, the Insider may not effect the proposed transaction. To avoid signaling to others that something non-public and material is happening with respect to the UAPH, the UAP Insider should keep this response entirely confidential. Such confidentiality will be easier to maintain if the UAP Insider goes through the required pre-clearance procedures prior to discussing a proposed trade with others (including the Insider’s broker). If the UAP Insider talks to others first and then gets a response that the trade cannot be made, the UAP Insider will be in the position of having to provide an explanation for the Insider’s change of mind. To further minimize such potential signaling issues, the UAP Insider should avoid divulging the existence and nature of these pre-clearance procedures to anyone who is not subject to this Supplemental Insider Trading Policy – especially to those employed in the securities industry. A favorable response to a trading inquiry from the General Counsel should not be interpreted as approval by the Employer or UAPH of the advisability of the proposed trade or of its compliance with other applicable policies, laws and regulations, including this Supplemental Insider Trading Policy. Obtaining clearance from the designated officer does not guarantee your compliance with the “insider trading” laws. A UAP Insider must refrain from trading in UAP Securities if the UAP Insider possesses Inside Information, regardless of whether the UAP Insider has obtained clearance.

•	Retirement Plan Blackout Period. Except as provided below, no director or executive officer of UAPH may acquire or transfer UAP Securities at any time when a “blackout period” (a temporary suspension of securities transactions as defined in Regulation BTR issued by the SEC) is in effect with respect to UAPH Stock held in a Sponsoring Employer or UAPH retirement plan that provides individual accounts for each participant, including the Plan. This restriction applies to UAP Securities held directly by the director or executive officer, or held by others (such as a family member or a trust) if the director or executive officer has a pecuniary interest in such securities. This restriction does not, however, apply to UAP Securities that were not acquired in connection with service or employment as a director or executive officer, or to certain types of transactions specified in Regulation BTR. Nevertheless, because of the complexity of the issues involved, all volitional transactions by directors or executive officers involving UAP Securities during a “blackout period” (including exercises of options) must be pre-cleared with the General Counsel.

•	Hardship Trades. The General Counsel may, on a case-by-case basis, authorize trading in UAP Securities during a closed window period due to financial hardship or other hardships only after: (a) the person trading has notified the General Counsel in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s), (b) the person trading has certified to the General Counsel in writing no earlier than two business days prior to the proposed trade(s) that he or she is not in possession of Inside Information concerning UAPH; and (c) the General Counsel has approved the trade(s) and has certified such approval in writing.

•	No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the General Counsel to approve any trades requested by hardship applicants. The General Counsel may reject any trading requests at the General Counsel’s sole discretion.

8.03 UAPH Insider Trading Policy. The Insider Trading Policy of UAP Holding Corp. applies to all employees, directors, and officers of UAPH and its related entities. The policy applies to transactions in UAP Securities (including stock options to purchase stock or other securities convertible into or exchangeable for shares of stock). Also, in the course of a Participant’s business relationships with other companies on behalf of the Sponsoring Employer or UAPH, such as customers and other business partners, a Participant may receive significant material non-public information regarding other companies. The Insider Trading Policy of UAP Holding Corp. applies equally to disclosure of, and trading in securities based on, information related to such other companies.

General Prohibition on Insider Trading and Certain Definitions.

•	General Prohibition Against Insider Trading. If a Participant become aware of Inside Information (as defined below) about a company, the Participant should refrain from trading in that company’s securities until the Participant knows that such information has been disseminated to the public. These policies apply even if the Participant wants to make the proposed purchase or sale for reasons having nothing to do with the Participant’s possession of Inside Information, such as the Participant’s desire to raise money for unanticipated expenditures.

•	General Prohibition Against “Tipping.” It is inappropriate, and illegal, for a person in possession of Inside Information to provide other people with such information or to recommend that they buy or sell securities. This is called “tipping” by securities regulators and can result in punishment of both the tipper and tippee. If a Participant becomes aware of Inside Information about a company, the Participant should refrain from advising anyone else to trade in that company’s securities (even if the Participant does not actually disclose the information behind the advice) or otherwise communicating the Inside Information to any unauthorized person until the Participant know that such information has been disseminated to the public.

•	Definition of “Public” Information. As a general rule, information can be considered “public” at the beginning of the third full business day after it has been broadly disseminated via a press release carried by a major newswire, an SEC filing, a conference call that is publicly announced and made accessible to the public, or other means designed to provide broad dissemination.

•	Definition of Inside Information. As a practical matter, it is sometimes difficult to determine whether a person is aware of material non-public information (“Inside Information”). The key to determining if non-public information constitutes Inside Information is whether that information, if disseminated to the public, would be likely to affect the market price of the company’s stock or would be likely to be considered important by investors who are considering trading in that company’s stock. Both positive and negative information about a company may constitute Inside Information.

Although by no means an all inclusive list, examples of potential Inside Information include:

•	revenue, earnings or other operating or financial results;

•	projections of future earnings or losses;

•	developments with respect to new products, customers or suppliers;

•	regulatory developments affecting a company or its existing or future major products;

•	research results or achievements;

•	acquisitions, divestitures, or mergers, sales or purchases of major assets or products, or the formation or dissolution of major joint ventures;

•	sales of debt or equity securities or other major financial transactions;

•	changes in control or management;

•	changes in auditors;

•	acquisition of new contracts or the cancellation of contracts;

•	tender offers;

•	write-offs;

•	litigation or governmental investigations;

•	events regarding UAP Securities, such as dividends, declaration of a stock split or repurchase plans.

The above list is only illustrative; many other types of information may be considered “material” depending on the circumstances. Courts have found a wide range of information to be material and the materiality of particular information is subject to reassessment on a regular basis.

•	Avoid Speculation and Other Similar Practices. Purchases of UAP Securities should be made as long-term investments. A Participant should not engage in short selling of UAP Securities or in other speculative trading of UAP Securities, including writing or trading in options, warrants, puts and calls on UAP Securities. In addition, the Sponsoring Employer and UAPH encourage employees to avoid frequent trading in UAP Securities, because frequent trading also may give the appearance, in hindsight, that such sales were based on Inside Information.

•	Responsibility for Family Members. The Insider Trading Policy applies to the Participant’s family members and others living in the Participant’s household. Employees are expected to be responsible for the compliance of their immediate family and personal household and, as described above, Participants should not “tip” Inside Information to family members, or anybody else.

•	What May Happen. Even if a Participant in fact possesses no non-public information, if the Participant buys or sells UAP Securities shortly before an event that affects their market price, the Participant may be investigated by the SEC, the Justice Department, NASD, or others. The same is true if such a purchase or sale is undertaken by one of the Participant’s friends, relatives or work associates. Defending against such a charge is very difficult, expensive and embarrassing for both the Participant and for UAPH. Although it is impossible to assure that a Participant’s trading in UAP Securities will not occur shortly before such a price change, it is very important that Participants strive to avoid even an appearance that they might have traded while in possession of Inside Information.

•	Penalties. Trading on Inside Information or aiding and abetting such trading is a crime. Penalties may include treble damages (3 times the profit made or loss avoided), fines of up to $5 million and even imprisonment for up to 20 years. In addition, if a Participant violate this Insider Trading Policy, the Employer may take any disciplinary action that it determines to be appropriate, up to and including termination of the Participant’s employment for cause.

•	Transactions Evaluated with the Benefit of Hindsight. Securities transactions that become the subject of scrutiny (by the SEC, the Justice Department, or another regulatory or judicial body), will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, a Participant should carefully consider how the transaction may be construed in hindsight. This is particularly true where the Participant may have non-public information that the Participant does not consider to be material, but which others, including law enforcement, regulators or courts, may consider to be material.

8.04 Voting and Exercise of Rights. The Sponsoring Employer has authorized the Trustee to permit Participants (other than Section 16 Insiders) to direct the investment of their Accounts in UAPH Stock. A Participant is entitled to direct the exercise of voting rights or other rights with respect to shares of UAPH Stock allocated to the Participant’s Accounts according to the procedures contained in the Trust.

(a)	Participant’s Exercise of Voting Rights. The Employer or its designee shall provide to each Participant who owns UAPH Stock through the Plan materials pertaining to the exercise of such rights which contain all of the information provided to stockholders. A Participant shall have the opportunity to exercise any such rights within the same time period as other owners of UAPH Stock. Before each annual or special stockholders’ meeting of UAP Holding Corp., the Trustee shall furnish to each Participant whose Account is invested in UAPH Stock, a copy of the proxy solicitation material, together with a form requesting confidential instructions on how UAPH Stock is to be voted. Upon timely receipt of such instructions, the Trustee shall vote the UAPH Stock as instructed, to the extent possible. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of any corporation whose stock is being voted, or any Affiliate thereof. On each matter, the Trustee shall vote UAPH Stock for which it has not received timely instructions on such matter in the same proportion as UAPH Stock for which it has received timely instruction on such matter. The Employer and the Trustee shall take all necessary steps to protect the confidentiality of voting and other decisions made by Participants with respect to UAPH Stock held in their Plan Accounts.

(b)	Participant Exercise of Other Rights. Each Participant is entitled to direct the Trustee to exercise any other rights in UAPH Stock allocated to the Participant’s Account. Without limiting the generality of the foregoing, each Participant shall have the right, to the extent of shares of UAPH Stock allocated to the Participant’s Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such UAPH Stock. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as is distributed generally to holders of UAPH Stock in connection with any such tender or exchange offer, together with a form requesting confidential instructions on how to respond to such tender or exchange offer. Such form shall provide a means for the Participant to instruct the Trustee to tender or not to tender, or to exchange or not exchange the shares as to which the Participant has the right of direction. Upon timely receipt of such written direction, the Trustee shall respond as directed with respect to the UAPH Stock over which the Participant has the right of direction. The directions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the corporation whose stock is the subject of the tender or exchange offer, or any Affiliate thereof. If the Trustee shall not have received timely written direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any such UAPH Stock with respect to which such Participant has the right of direction.

8.05 Valuation of UAPH Stock. When it is necessary to value UAPH Stock held by the Plan, the value will be the current fair market value of the UAPH Stock, determined in accordance with applicable legal requirements. If UAPH Stock is publicly traded, its fair market value will be based on the most recent closing price in public trading, as reported in The Wall Street Journal or any other publication of general circulation designated by the Sponsoring Employer, unless another method of valuation is required by the standards applicable to prudent fiduciaries. If UAPH Stock cannot be valued on the basis of its closing price in recent public trading, its fair market value will be determined by an independent appraisal. The Sponsoring Employer shall comply with the requirements under Code § 401(a)(28)(C) in selecting an independent appraiser. In performing an appraisal, the independent appraiser selected shall comply with all requirements under Code § 401(a)(28)(C), under ERISA § 3(18), and under regulations promulgated under either of these two statutory provisions. The determination of fair market value of UAPH Stock by such an appraisal shall be binding on all parties interested in the Plan and may be relied upon by the Trustee.

8.06 Accounting for Employer Securities. All UAPH Stock held by the Trustee shall be allocated to Accounts and accounted for using the number of shares held in a particular Account, not according to the value of the shares.

8.07 Allocation of Dividends. Any cash dividends received by the Trustee shall be allocated as of each Valuation Date in the same proportion as the UAPH Stock are held in the Participants’ Accounts. Any securities received by the Trustee as a stock split or dividend or as a result of reorganization or other recapitalization shall be allocated as of each Valuation Date in the same proportion as the UAPH Stock is held in the Participants’ Accounts. In the event any rights, warrants or options are issued on common shares or other securities held in the Trust, the Trustees shall exercise them for the acquisition of additional investments to the extent that cash is then available and the investment is deemed prudent.

* * * End of Article VIII * * *

ARTICLE IX

THE TRUST FUND AND THE TRUSTEE

9.01 Trust Agreement. The Sponsoring Employer has entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to this Plan.

9.02 Separate Investment Funds. At the direction of the Sponsoring Employer, the Trustee may establish one or more investment funds within the Trust Fund. The investment earnings (or losses) of the separate investment funds shall be allocated to the Participants’ Accounts invested in the funds pursuant to the terms of the Plan.

9.03 Non-Reversion; Exclusive Benefit Clause. The Trust Fund shall be received, held in Trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. Except as specifically provided otherwise herein, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under this Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement. Notwithstanding the above, nothing in this Section nor the Plan shall preclude the Trustee from complying with a “qualified domestic relations order” as defined in Code § 414(p). This Section shall not apply to any offset of the Participant’s Account equal to an amount that the Participant is ordered or required to pay pursuant to a judgment, order, or decree issued, or a settlement agreement entered into, if:

(a)	the order or requirement to pay arises:

(i)	under a judgment of conviction of a crime involving the Plan, or

(ii)	under a civil judgment, including a consent decree, entered by a court in an action brought in connection with a violation (or an alleged violation) of the fiduciary responsibility requirements of Title I of ERISA, and

(b)	the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant’s Accounts under the Plan.

9.04 Trust Agreement Part of Plan. The Trust Agreement shall be deemed to form a part of the Plan and the rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

* * * End of Article IX * * *

ARTICLE X

AMENDMENT AND TERMINATION

10.01 Amendment. The Sponsoring Employer reserves the right, at any time, by action of its Board of Directors, to amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendment effective retroactively, if necessary, to bring the Plan into conformity with any governmental regulations which must be complied with so that the Plan and Trust Fund shall qualify under Code § 401(a) and meet the requirements of Code §§ 401(k) and 401(m). In addition, the Sponsoring Employer may amend the Plan by approval of the amendment by all of the members of the Plan Administrator if: (1) the change does not have a material financial impact to the Employer; (2) the change either effects a technical or administrative change to the Plan; or (3) the change is recommended by counsel as necessary or desirable to comply with applicable law. Action by the Plan Administrator in amending the Plan shall be a settlor function of the Sponsoring Employer and not a fiduciary function of the Plan Administrator. No amendment shall make it possible for the Trust assets to be used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries or defraying reasonable administrative expenses.

Any amendment which modifies the vesting provisions of the Plan shall either (i) provide for a rate of vesting which is more rapid than the vesting schedule previously in effect, or (ii) provide that a Participant who has been credited with at least 3 years of Service may elect, in writing, to remain under the vesting schedule in effect prior to the amendment. Such election must be made in writing within 60 days after the latest of (a) adoption of the amendment, (b) the effective date of the amendment, or (c) issuance by the Sponsoring Employer or Plan Administrator of written notice of the amendment. No amendment shall reduce an accrued benefit of a Participant or eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit within the meaning of Code § 411(d)(6).

10.02 Termination. The Sponsoring Employer may terminate this Plan at any time by action of the Sponsoring Employer’s Board of Directors. Action by the Sponsoring Employer terminating the Plan shall be a settlor function of the Sponsoring Employer and not a fiduciary function.

10.03 Distribution of Accounts Upon Plan Termination. If the Plan is completely or partially terminated or contributions are completely discontinued, the Accounts of the affected Participants shall become nonforfeitable. The Accounts of each Participant shall be distributed as soon as administratively feasible in the manner provided in Article V. The distribution of the Accounts shall be made in accordance with the Participant and spousal consent provisions described in Section 5.04 of the Plan to the extent the consent provisions are applicable to Accounts having a value at the time of the distribution of more than $5,000 (excluding amounts in the Participant’s Rollover Account and Transfer Account).

* * * End of Article X * * *

ARTICLE XI

ENTRY AND WITHDRAWAL OF AN EMPLOYER

11.01 Entry of an Employer. With the consent of the Sponsoring Employer, any other entity, may adopt the Plan and be known as a participating Employer. Any entity that the Sponsoring Employer either: (a) identifies in this Section as a participating Employer, (b) allows to execute a participation agreement indicating adoption of the Plan for the benefit of its Employees as a participating Employer, or (c) adopts the Plan by resolution of its owners or governing board, shall be a participating Employer. The following entities are participating Employers in the Plan as of the dates specified:

Participating Employer	Participation Date
Loveland Industries, Inc.	November 24, 2003 through present
Platte Chemical Co.	November 24, 2003 through present
Snake River Chemical, Inc.	November 24, 2003 through present
Transbas, Inc.	November 24, 2003 through present
Loveland Products, Inc.	November 24, 2003 through present
UAP Distribution, Inc.	January 1, 2005 through present
Grower Service Corporation	November 24, 2003 through December 31, 2004
Cropmate Company	November 24, 2003 through December 31, 2004
Balcom Chemicals, Inc.	November 24, 2003 through December 31, 2004
United Agri Products – FL, Inc.	November 24, 2003 through December 31, 2004
Midwest Agriculture Whse Co.	November 24, 2003 through December 31, 2004
Ag Chem., Inc.	November 24, 2003 through December 31, 2004
Tri State Delta Chemicals, Inc.	November 24, 2003 through December 31, 2004
GA Ag Chem., Inc.	November 24, 2003 through December 31, 2004
Tri State Chemicals, Inc.	November 24, 2003 through December 31, 2004
Pueblo Chemical & Supply Co.	November 24, 2003 through December 31, 2004
Ostlund Chemical Company	November 24, 2003 through December 31, 2004
Tri River Chemical Co., Inc.	November 24, 2003 through December 31, 2004

11.02 Requirements of Participating Employers. Each participating Employer will be subject to the following terms and conditions:

(a)	Each participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)	The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund, all contributions made by a participating Employer, as well as all increments thereof.

(c)	On the basis of information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each participating Employer and as to the accounts and credits of the Participants of each participating Employer.

11.03 Designation of Agent. Each participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each participating Employer shall be deemed to have designated irrevocably the Sponsoring Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word Employer shall be deemed to include each participating Employer as related to its adoption of the Plan.

11.04 Amendment. Amendment of this Plan by the Sponsoring Employer at any time when there shall be a participating Employer hereunder shall only require written action of Sponsoring Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of the Trust Agreement.

11.05 Withdrawal of an Employer. A participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other Trust Fund assets allocable to the Participants of such participating Employer to such new trustee as shall have been designated by the participating Employer, in the event that it has established a separate plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of the participating Employer pursuant to the provisions of the Plan.

11.06 Plan Administrator’s Authority and Discretion. The Plan Administrator shall have authority and discretion to make any and all necessary or appropriate rules or regulations which shall be binding upon all participating Employers and all Participants to effectuate the purposes of this Article and the Plan.

* * * End of Article XI * * *

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.01 Plan Merger, Consolidation or Transfer of Assets. In the case of merger, consolidation, or transfer of assets or liabilities to another plan, the plan shall provide that each Participant would, if the plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.

12.02 No Assignment of Benefits. Except in the case of a loan from the Plan secured by a Participant’s Plan Accounts, none of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan and Trust Fund, nor shall such interest be liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above, nothing in the Plan shall preclude compliance with a “qualified domestic relations order” as defined in Code § 414(p).

12.03 Plan Voluntary. The Plan is entirely voluntary on the part of the Employers and continuance of the Plan and any payments hereunder are not a contractual obligation of any Employer.

12.04 Reservation of Right to Suspend or Discontinue Contributions. The Employers reserve the right in their discretion to modify or suspend (in whole or in part) at any time and for any period, or to discontinue at any time their contributions under this Plan.

12.05 Non-Guarantee of Employment. Nothing contained in this Plan shall give any Participant or Employee the right to be retained in the service of an Employer or interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect of such discharge upon such individual as a Participant.

12.06 Governing Law. This Plan shall be construed in accordance with the laws of the State of Colorado, except where such laws are superseded by ERISA or the Code, in which case ERISA or the Code, as the case may be, shall control.

12.07 Facility of Payment. In making any distribution to or for the benefit of any minor or incompetent Participant or Beneficiary, the Plan Administrator, in its discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian of such minor or incompetent and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent and the receipt by such guardian shall be a complete discharge of the Trustee without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

12.08 Severability. If any provisions of this Plan document shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the document, which shall be fully severable, and the document shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

12.09 Plan in Effect at Termination of Employment Controls. Unless expressly indicated otherwise or as required by law, any amendment to this Plan shall not apply to any Employee who terminated employment prior to the effective date of such amendment.

12.10 Notices. Whenever the Plan provides that a notice or written notice be provided, such notice may be in writing or, to the extent otherwise permissible by law, may be provided through a telephone voice response system, interactive computer system or by other electronic means.

* * * End of Article XII * * *

ARTICLE XIII

TOP-HEAVY PLAN PROVISIONS

13.01 Application. The provisions of this Article XII shall apply only if the Plan becomes “top-heavy” as defined in Code § 416(g) of the Code aggregating the Plan and any other qualified retirement plans maintained by the Employers and Affiliates, including those plans which may have terminated, which are part of an “aggregation group of plans.” Generally, the plan will be “top-heavy” if 60% or more of the aggregate present value of the accrued benefits of members of the qualified retirement plans maintained by the Employers and Affiliates which are part of an “aggregation group of plans” as of any “determination date” (the last day of the preceding Accounting Year) is attributable to “key employees.” For this purpose, benefit payments to members of the “aggregation group of plans” during the Accounting Year (ending with the determination date) or for any of the 4 immediately preceding Accounting Years in the case of in-service distributions, shall be taken into consideration. The present value of accrued benefits of defined benefit plans included in the aggregation group shall be determined on the basis of the interest and mortality assumptions then being used to comply with Code § 401(a)(25). If the plan becomes “top-heavy” as of determination date, then effective in the next Accounting Year, the provisions of this Article XII shall apply.

If the Employers or Affiliates maintain 1 or more defined contribution plans (including any simplified employee pension plan) and the Employers or Affiliates maintain or have maintained 1 or more defined benefit plans, which during the 1 year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all “key employees,” and the present value of accrued benefits under the aggregated defined benefit plans for all “key employees” as of the determination date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all participants, and the present value of accrued benefits under the defined benefit plans for all participants as of the determination date, all determined in accordance with Code § 416. The account balances under a defined contribution plan and accrued benefits under the defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for distribution of an accrued benefit made in the 1 year period (5-year period in the case of in-service distributions) ending on the determination date. For purposes of this paragraph, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within the 12 month period ending on the determination date, except as provided in Code § 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a “key employee,” but who was a key employee in a prior year, or (2) who has not been credited with at least 1 hour of service with an Employer maintaining the plan at any time during the 1-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code § 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of an employee who is not a “key employee” shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code § 411(b)(1)(C).

13.02 Special Minimum Benefit. If this Plan becomes “top-heavy,” for each year the Plan is top-heavy, the Employers shall make a minimum annual contribution for each Participant who is employed on the last day of the Accounting Year and who is not a “key employee,” to the extent not already provided by an Employer through another qualified plan maintained by an Employer in which the

Participant also participates. The annual contribution shall be an amount equal to the lesser of 3% of his Section 415 Compensation or the highest percentage of compensation contributed on behalf of a key employee. For purposes of this Section, Pre-Tax Contributions of “key employees” shall be treated as employer contributions, and Matching Contributions shall be treated as employer contributions. The Employee shall receive this contribution regardless of: (i) his level of compensation; or (ii) whether or not the Employee has made Pre-Tax Contributions. For purposes of this Section, the term “compensation” means a Participant’s Nondiscrimination Compensation (except that only compensation earned while a Participant will be taken into account).

The minimum annual contribution described in the preceding paragraph shall not be made if a Participant is also a participant in a top-heavy defined benefit plan of the Employers and the Participant receives a top-heavy minimum benefit under such top-heavy defined benefit plan. Said benefit shall be an accrued benefit equal to: (i) the amount otherwise provided by the top-heavy defined benefit plan, or (ii) an amount equal to 2% of the Participant’s annual monthly Section 415 Compensation for the period of consecutive plan years (not exceeding 5 years) of the top-heavy defined benefit plan during which the Participant had the greatest aggregate Section 415 Compensation, multiplied by his years of benefit accrual service under the top-heavy defined benefit plan, up to 10 years earned in plan years after 1983 in which the defined benefit plan was top-heavy and benefits (within the meaning of Section 410(b) of the Code) at least 1 key employee or former key employee, whichever is greater.

13.03 Key Employee. The term “key employee” means:

(i)	officers of an Employer or any Affiliate of an Employer having an annual Compensation greater than $130,000 as indexed;

(ii)	any Participant with more than 5% equity interest in an Employer or any Affiliate of an Employer; or

(iii)	any Participant with more than 1% equity interest in an Employer or its Affiliates whose total annual compensation in the applicable Accounting Year is more than $150,000.

In determining “equity interest,” the attribution rules set forth in Code § 318 shall apply. The term “key employee” as of a determination date shall be applied to an Employee or former Employee (or his Spouse) who was a “key employee” during the Accounting Year (ending with such determination date) or in any of the 4 immediately preceding Accounting Years. “Non-key employee” means an employee who is not a “key employee.” The term “officer,” for this purpose, shall only include an officer of an Employer or its Affiliates whose total cash compensation for the applicable Accounting Year was at least 50% of the maximum annual benefit from a defined benefit plan for such year under Code § 415(b)(1)(A). For purposes of this Section, “compensation” means Nondiscrimination Compensation.

13.04 Aggregation Group of Plans Defined. The term “aggregation group of plans” shall have the same meaning as is specified in Code § 416(g)(2), including for this purpose, both required and permissive aggregation groups of plans. A required aggregation shall include (i) each qualified plan of the Employers or Affiliates in which at least 1 key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employers or Affiliates which enables a plan described in (i) to meet the requirements of Code § 401(a)(4) or 410. A permissive aggregation group shall include the required aggregation group of plans plus any other plan or plans of the Employers or Affiliates, when considered as a group with the required aggregation group, will continue to satisfy the requirements of Code §§ 401(a)(4) or 410.

* * * End of Article XIII * * *

IN WITNESS WHEREOF, the Sponsoring Employer has caused this Plan, as amended and restated, to be executed, effective as of the Effective Date.

UNITED AGRI PRODUCTS, INC. Sponsoring Employer

By:	/s/ Todd Suko
Title:	Vice President and Secretary
Date:	7/27/05